UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 29, 2017

 SeD Intelligent Home Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Throughout this Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to SeD Intelligent Home Inc., and “our board of directors” refers to the board of directors of SeD Intelligent Home Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K contains forward-looking statements regarding, among other things, our future operating results and financial position, our business strategy, and other objectives for our future operations. The words “anticipate,” “believe,” “intend,” “expect,” “may,” “estimate,” “predict,” “project,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements including those set forth in the section of this Current Report entitled “Risk Factors.” We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this Current Report on Form 8-K and the documents that we have filed as exhibits to this Current Report on Form 8-K completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2017, the Company, SeD Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), SeD Home, Inc. (“SeD Home”), a Delaware corporation, and SeD Home International, Inc., a Delaware corporation entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into SeD Home, with SeD Home surviving as a wholly-owned subsidiary of the Company. The closing of this transaction (the “Closing”) also took place on December 29, 2017 (the “Closing Date”). Prior to the Closing, SeD Home International, Inc. was the owner of 100% of the issued and outstanding common stock of SeD Home and was also the owner of 99.96% of the Company’s issued and outstanding common stock. The Company acquired all of the outstanding common stock of SeD Home from SeD Home International, Inc. in exchange for issuing to SeD Home International, Inc. 630,000,000 shares of the Company’s common stock. Accordingly, SeD Home International, Inc. remains the Company’s largest shareholder, and the Company is now the sole shareholder of SeD Home. The Agreement and the transactions contemplated thereby were approved by the Board of Directors of each of the Company, the Merger Sub, SeD Home International, Inc., and SeD Home.

SeD Home International, Inc. is wholly owned by Singapore eDevelopment Limited (referred to herein as “Singapore eDevelopment”), a Singapore based company traded on the Catalist Board of the Singapore Exchange Securities Trading Limited (SGX-ST). The Chief Executive Officer and Chairman of Singapore eDevelopment is Mr. Fai H. Chan. Mr. Fai H. Chan is also, through an entity he controls, the majority shareholder of Singapore eDevelopment. Mr. Fai H. Chan was a member of the Board of each of the Company, the Merger Sub, SeD Home International, Inc. and SeD Home on the Closing Date; he remains on the Board of the Company, SeD Home International, Inc. and SeD Home, and will now serve as Co-CEO of both the Company and its subsidiary SeD Home. Moe T. Chan, who is the son of Mr. Fai H. Chan, will serve as Co-CEO and as a member of the Board of both the Company and SeD Home as well. Moe T. Chan is also on the Board of Directors of Singapore eDevelopment. Alan W. L. Lui, the Chief Financial Officer of Singapore eDevelopment will also serve as Co-CFO of both the Company and SeD Home. The other officers and directors of SeD Home will also serve in such positions with the Company.

SeD Home’s main business is land development. SeD Home purchases land and develops it into residential communities. Development activities are contracted out, including planning, platting, design, and construction, as well as other work with engineers, surveyors and architects. The developed lots are sold to builders for the construction of new homes. SeD Home’s main assets are two property development projects: one located north of Houston, Texas (referred to as our “Black Oak” project) and one located near Washington D.C. in Frederick, Maryland (referred to as our “Ballenger Run” project), in each case as further described below. The Company intends to commence additional land development activities at new locations in the future. These opportunities will be identified and the Company will seek appropriate financing or the investment of additional capital on reasonable terms. The Company, through SeD Home and its subsidiaries, intends to expand into new real estate related businesses, although such expansion remains in the planning stages. The Company also owns one rental property at the current time. As a result of this transaction, we believe that SeD Home will be able to more effectively access capital markets.

A copy of the Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

The information contained in Item 2.01 below relating to the Agreement and the transaction contemplated thereby is incorporated herein by reference.

The determination of the accounting acquirer in this transaction (the “Merger”) was based on a review of the pertinent facts and circumstances. The identification of the acquiring entity in this instance is subjective and was based on a number of factors outlined in ASC 805-10-55-12 and ASC 805-10-55-13, which are as follows:

●
the relative voting rights in the combined entity after the business combination;

●
the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest;

●
the composition of the governing board of directors of the combined entity;

●
the composition of the senior management of the combined entity;

●
the terms of the exchange of equity interests;

●
the relative size of each entity;

●
which party initiated the transaction; and

●
other qualitative factors.

After consideration of the factors outlined above, it was determined that SeD Home was the accounting acquirer in this transaction based on the following:

●
Until the Closing, the Company had no business operations. The relative size of the entities (e.g. revenues, assets, debts and equities) indicated that SeD Home was more significant, leading to the conclusion that this criterion favored SeD Home as the accounting acquirer.

●
Immediately following the Merger, SeD Home’s board members comprised all of the combined company’s board of directors, leading to the conclusion that this criterion favored SeD Home as the accounting acquirer.

●
Immediately following the consummation of the Merger, SeD Home management team members comprised all of the senior management positions of the combined company.

Since SeD Home is the acquiring entity for accounting purposes, the financial statements for all periods up to and including the December 29, 2017 Merger date are the financial statements of the entity that is now our subsidiary, SeD Home. The financial statements for all periods subsequent to the December 29, 2017 Merger date are the consolidated financial statements of the Company and SeD Home.

Both SeD Home and the Company are controlled subsidiaries of SeD Home International, Inc. The Merger is the transaction between entities under common control, and that ASC 805-50 provides guidance on preparing financial statements and related disclosures. Since there is no change in control from SeD Home International, Inc.’s perspective, there is no change in basis in the financial statements of the Company. However, we can still look at US GAAP “acquisition method” of accounting. Under the acquisition method of accounting, the purchase price is required to be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values. The fair value of the Company’s assets (only cash) and liabilities (Payables and Accrued Liabilities) at December 29, 2017, are the same as their book value carrying amounts. The stocks of the Company were not traded in the market, and the Company did not have any business or own tangible or intangible assets at the time of Merger. The Company was a “Shell” company and no business was transferred based on Accounting Standards Update No. 2017-01-Business Combinations (Topic 805), so no goodwill was recognized as of the Merger date. We believe it was appropriated to keep the Company’s historical financials without adjusting goodwill at the Merger. Also, as both the Company and SeD Home were under the common control of SeD Home International Inc., the financials of both companies were combined after the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in item 1.01 above, and as incorporated herein by reference thereto, on December 29, 2017, the Company effected a transaction pursuant to which it became the sole shareholder of SeD Home and issued to SeD Home International, Inc., the sole shareholder of SeD Home, 630,000,000 shares of the Company’s common stock.

As a result, the Company is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act and the Company’s business operations will now be those operations that SeD Home is currently conducting and may conduct in the future.

FORM 10 DISCLOSURE

Set forth below is the information required by Form 10 Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934.

BUSINESS

SeD Intelligent Home Inc., formerly known as Homeownusa, was incorporated in the State of Nevada on December 10, 2009 with the intention of entering into the home equity lease/rent to own business. The Company is no longer pursuing this business plan. Our address is 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814. Our telephone number is 301-971-3940.

On December 31, 2013, the Company’s sole director and officer and nine other shareholders sold their interest in the Company to CloudBiz International Pte, Ltd (“CloudBiz”), a Singapore corporation. The total number of shares purchased was 15,730 which represented a 69% interest in the Company’s issued and outstanding common stock (the “Transaction”). Along with the Transaction, the sole director and officer resigned and Mr. Conn Flanigan was appointed as the Company’s Chief Executive Officer and sole director. On July 7, 2014 CloudBiz invested $37,000 in the Company. For such investment, CloudBiz received an additional 74 million shares of the Company’s common stock. In October 2014, the Company issued 20,534 shares to 30 new investors for total proceeds of $2,053. On December 22, 2016 Cloudbiz International Pte. Ltd transferred 74,015,730 common shares to Singapore eDevelopment. Singapore eDevelopment subsequently contributed its ownership in the Company to its subsidiary SeD Home International, Inc. (which also owned SeD Home until December 29, 2017, at which time SeD Home International, Inc. contributed its shares of SeD Home to the Company). The majority of the Company’s common stock continues to be owned by SeD Home International, Inc. On January 10, 2017, our board of directors appointed Fai H. Chan as Director. On March 10, 2017, Mr. Rongguo (Ronald) Wei, CPA, was appointed as Chief Financial Officer of the Company.

In connection with the acquisition of SeD Home, the Company has appointed new officers and directors. Fai H. Chan and Moe T. Chan will now serve as co-Chief Executive Officers; Rongguo (Ronald) Wei and Alan W. L. Lui will serve as Co-Chief Financial Officers, and our Board of Directors will include Fai H. Chan, Moe T. Chan, Conn Flanigan and Charley MacKenzie.

With the completion of the Company’s acquisition of SeD Home, we are now in the business of land development. While the Company will own real estate, the Company does not intend to be a REIT for federal tax purposes.

SeD Home was incorporated in Delaware on February 24, 2015, and was named SeD Home USA, Inc. before changing its name in May of 2015. Prior to the Closing, SeD Home was entirely owned and controlled by Singapore eDevelopment and certain of its subsidiaries since its incorporation. Since SeD Home’s incorporation, the management and funding of SeD Home has been directed by Singapore eDevelopment’s management, including Singapore eDevelopment’s Chief Executive Officer and controlling shareholder, Fai H. Chan. The officers and directors of SeD Home are the same six individuals who are the officers and directors of the Company (listed above). SeD Home’s Black Oak project is a 162-acre land sub-division development north of Houston, Texas. SeD Home’s Ballenger Run project is a 197-acre sub-division development near Washington D.C. in Frederick County, Maryland. SeD Home conducts its operations through nine wholly and partially owned subsidiaries. SeD Home’s affiliates will provide project and asset management via separate agreements with consultants.

The land development business involves converting undeveloped land into buildable lots. When possible, in future projects we will attempt to mitigate risk by attempting to enter into contracts with strategic home building partners for the sale of lots to be developed. In such circumstances, it is our intention that (i) we will conduct a feasibility study on a particular land development; (ii) both SeD Home and the strategic home building partners will work together in connection with acquisition of the appropriate land; (iii) strategic home building partners will typically agree to enter into agreements to purchase up to 100% of the buildable lots to be developed; (iv) SeD Home and the strategic home building partners will enter into appropriate agreements; and (v) SeD Home will proceed to acquire the land for development and will be responsible for the infrastructure development, ensuring the completion of the project and delivery of buildable lots to the strategic home building partner.

We also intend, to the fullest extent practicable, to source land where local government agencies (including county, district and other municipalities) and public authorities, such as improvement districts, will reimburse the majority of infrastructure costs incurred by the land developer for developing the land to build taxable properties. The developers and public authorities enter into agreements whereby the developers are reimbursed for their costs of infrastructure.

The Company will also consider the potential to purchase foreclosure property development projects from banks if attractive opportunities should arise.

The Company, utilizing the extensive business network of its management and majority shareholder, may from time to time attempt to forge joint ventures with other parties. Through its subsidiaries, SeD Home may manage such joint ventures.

In addition to the completion of our current projects, we intend to seek additional land development projects in diverse regions across the United States. Such projects may be within both the for-sale and for-rent markets, and we may expand from residential properties to other property types, including but not limited to commercial and retail properties. We will consider projects in diverse regions across the United States, however, SeD Home and its management and consultants have longstanding relationships with local owners, brokers, managers, lenders, tenants, attorneys and accountants to help it source deals throughout Maryland and Texas. SeD Home will continue to focus on off-market deals and raise appropriate financing.

SeD Home, via a subsidiary, is presently exploring opportunities to expand its current portfolio by developing communities solely designed for renters. SeD Home is exploring the potential to pursue this new endeavor in part to improve cash flow and smooth out the inconsistencies of income in residential land development. SeD will continue to attempt to mitigate risk and maximize returns. At the present time, SeD Home owns one home through its subsidiary SeD USA, LLC that is available for rent. Previously, SeD Home owned other homes for rent which have been sold.

Entering into the business of building homes with the intention of owning and renting those homes would provide an opportunity for SeD Home to create value by (i) acquiring properties for horizontal and vertical development; (ii) providing fee generation via property management and leasing; and (iii) capturing rent escalations over long term periods. SeD Home and its affiliates would provide property management for customers seeking to offload home maintenance and lawn care.

Through our subsidiaries, we will explore the potential to pursue other business opportunities related to real estate. The Company is evaluating the potential to enter into activities related to real estate and home technologies, although we note that these potential opportunities remain at the exploratory stage, and we may not pursue these opportunities at the discretion of our management. The Company is particularly exploring opportunities related to smart home and eco-friendly home technologies.

We also intend to enlarge the scope of property-related services. Additional planned activities, which we intend to be carried out through SeD Home, include financing, home management, realtor services, insurance and home title validation. We may particularly provide these services in connection with homes we build. These activities are also in the planning stages.

The Company has expended minimal resources on the projects currently being explored as potential additions to our core land development business, consisting primarily of management time, payments for market studies and expenditures for the development of proposed floor plans for potential residential developments. The Company has not yet determined the estimated time frame for when it might commence operations in any such new business opportunities.

As of September 30, 2017, our subsidiary SeD Home had total assets of $59,922,551 and total liabilities of $26,628,663. Total assets as of December 31, 2016 were $56,101,434 and total liabilities were $27,007,067.

Employees

At the present time, our subsidiary SeD Development Management LLC has four full time employees, and no part time employees. Much of our work is done by contractors retained for projects, and at the present time we have no full or part time employees outside of SeD Development Management LLC.

Compliance with Government Regulation

The development of our real estate projects will require the Company to comply with federal, state and local environmental regulations. In connection with this compliance, our real estate acquisition and development projects will require environmental studies. To date, the Company has spent approximately $42,356 on environmental studies and compliance. Such costs are reflected in construction progress costs in our financial statements.

The cost of complying with governmental regulations are significant and will increase if we add additional real estate projects and become involved in homebuilding in the future. We will incur additional expenses related to complying with U.S. securities reporting requirements now that SeD Home is owned by SeD Intelligent Home Inc.

At the present time, we believe that we have all of the material government approvals that we need to conduct our business as currently conducted. We are subject to periodic local permitting that must be addressed, but we do not anticipate that such requirements for government approval will have a material impact on our business as presently conducted. We are required to comply with government regulations and to make filings from time to time with various government entities. Such work is typically handled by outside contractors we retain.

Intellectual Property

At the present time, the Company does not own any trademarks, but we anticipate filing trademark applications as we expand into new areas of business.

Corporate Organization

The following chart describes the Company’s ownership of various subsidiaries:

Black Oak

Black Oak is a 162 acre land infrastructure development and sub-division project situated in Magnolia, Texas north of Houston. 150 Black Oak LP was a partnership formed by our current partner prior to our investment. 150 Black Oak LP had contracts to purchase seven contiguous parcels of land. Our initial equity investment was US$4.3 million for 60% ownership in the partnership. Upon this initial investment in February 2014, we changed the name of the partnership to 150 CCM Black Oak, Ltd (the “Black Oak LP”). Since then we have increased our ownership in the Black Oak LP to 69%. Black Oak LP is owned by a general partner and three limited partners. Black Oak LP is controlled by SeD Home through its indirect ownership and control of the general partner and a majority of the limited partnership interests. The general partner of Black Oak LP, a Texas corporation called 150 Black Oak GP, Inc., is wholly owned by SeD USA, LLC, which in turn is wholly owned by SeD Home. A majority of the limited partnership interests are owned by SeD Development USA, Inc., which is wholly owned by SeD Home. 150 Black Oak GP, Inc. was previously jointly owned with a partner, but is now entirely owned by SeD USA LLC. The limited partners in Black Oak LP include SeD Development USA, Inc., American Real Estate Investments LLC and the Fogarty Family Trust II. As the only Class A limited partner, SeD Development USA, Inc. is entitled to a preferred return of five percent (5%) on its capital contribution prior to distributions to any other limited partner. As of September 30, 2017, Black Oak had total outstanding debts of $11,482,447 to SeD Development USA, Inc. and $6,305,229 to SeD Builder, Inc., each of which is one of our subsidiaries. Such loans are at an annual interest rate of 15% per year and are secured by deeds on the Black Oak property.

Black Oak LP is obligated under its Limited Partnership Agreement (as amended) to pay certain monthly consultant fees to SeD Home’s subsidiary SeD Development USA, LLC in the amount of $6,500 per month, as well as to Arete Real Estate and Development Company in the amount of $6,500 per month and to limited partner American Real Estate Investments LLC in the amount of $2,000 per month. The consultant fees are for management, oversight, and supervision of the development of the Black Oak project. These consultant fees are being accrued will be paid upon Black Oak LP receiving $1,000,000 from a combination of builder deposits and reimbursement revenue, as determined by SeD Development USA, LLC.

For the years ended December 31, 2016 and 2015, respectively, Black Oak LP incurred fees payable to SeD Development USA, LLC of $217,200, and $19,500, fees payable to Arete Real Estate and Development Company of $102,000 and $23,507, and fees payable to American Real Estate Investments LLC of $24,000, and $6,000. The consultant fees paid in the fiscal year ended December 31, 2015 included certain one-time payments of accrued consultant fees made to SeD Development USA, LLC, Arete Real Estate and Development Company, and American Real Estate Investments LLC. Arete Real Estate and Development Company and American Real Estate Investments LLC are related parties of the Company.

The site plan at Black Oak is being revised to allow for approximately 420-500 residential lots of varying sizes. We anticipate that our involvement in land development aspects of this project will take approximately three to five additional years to complete. Since February of 2015, we have completed several important tasks related to the project, including clearing certain portions of the property, paving certain roads within the project and complying with the local improvement district to ensure reimbursement of these costs. We project selling lots and the construction of homes will take place in 2018. We are presently in negotiations with multiple builders for lot takedowns or in some cases entire phases of the project.

The Black Oak project is applying for reimbursement of certain construction of roads, sewer, water etc. While we may be entitled to reimbursements from a local improvement district, the amount and timing of such payments is uncertain. The timing of such potential reimbursements will be impacted by certain bond sales by the Harris County Improvement District #17.

In October 2015, the project obtained a US$6.0 million construction loan from Revere High Yield Fund, LP. This loan was paid off in October of 2017.

In August of 2017, we entered into a listing agreement for the Black Oak project with a nationally recognized land broker in Houston, Texas. Should we receive an acceptable offer for all or part of this project, we would strongly consider selling the project. There can be no guarantee that we will receive an offer at an acceptable amount. We continue to move forward with our development plans. If we are able to sell this project at an attractive price, we anticipate utilizing the net proceeds from such sale for the development of new projects and our expansion into new areas of business.

At the present time, the Company is considering expanding its current policy of selling buildable lots to include a strategy of building housing for sale or rent, particularly at our Black Oak property.

Ballenger Run

In November 2015, we completed the US$15.65 million acquisition of Ballenger Run, a 197-acre land sub-division development located in Frederick County, Maryland. Previously, on May 28, 2014, the RBG Family, LLC entered into the Assignable Real Estate Sales Contract with NVR, Inc. (“NVR”) by which RBG Family, LLC would sell the 197 acres for $15,000,000.00 to NVR. On December 10, 2014, NVR assigned this contract to SeD Maryland Development, LLC in the Assignment and Assumption Agreement and entered into a series of Lot Purchase Agreements by which NVR would purchase subdivided lots from SeD Maryland Development, LLC.

SeD Maryland Development’s acquisition of the 197 acres was funded in part from a US$5.6 million deposit from NVR Inc. (“NVR”). The balance of US$10.05 million was derived from a total equity contribution of US$15.2 million by SeD Ballenger LLC (“SeD Ballenger”) and CNQC Maryland Development LLC (a unit of Qingjian International Group Co, Ltd, China, “CNQC”). The project is owned by SeD Maryland Development, LLC (“SeD Maryland”). SeD Maryland is 83.55% owned by SeD Ballenger and 16.45% by CNQC.

One of our subsidiaries, SeD Development Management, LLC is the manager of Ballenger Run pursuant to a Management Agreement. Under the Management Agreement, SeD Development Management, LLC shall manage, operate and administer SeD Maryland’ s day-to-day operations, business and affairs, subject to the supervision of SeD Maryland, and shall have only such functions and authority as SeD Maryland may delegate to it. For performing these services, SeD Development Management, LLC is entitled to a base management fee of five percent of the gross revenue (including reimbursements) of Ballenger Run. The base management fee shall be earned and paid in monthly installments of $38,650 before gross revenue is determined. When the gross revenue shall be determined, the parties will make adjustments for underpayment or overpayment as necessary to ensure the five percent of the gross revenue. SeD Development Management, LLC may also earn incentive compensation of twenty percent of any profit distributions to SeD Maryland above a 30% pre-tax internal rate of return.

SeD Maryland entered into a Project Development and Management Agreement for Ballenger Run with MacKenzie Development Company, LLC and Cavalier Development Group, LLC on February 25, 2015. MacKenzie Development Company, LLC assigned its rights and obligations to this agreement to Adams Aumiller Properties, LLC on September 9, 2017. Pursuant to this Project Development and Management Agreement, Adams Aumiller, LLC and Cavalier Development Group, LLC coordinate and manage the construction, financing, and development of Ballenger Run. SeD Maryland compensates Adams Aumiller LLC and Cavalier Development Group, LLC with a monthly aggregate fee of $14,667 until all single family and townhome lots have been sold. The monthly aggregate fee will then adjust to $11,000 which will continue for approximately eight months to allow all close out items to be finished including the release of guarantees and securities as required by the government authorities. The Project Development and Management Agreement for Ballenger Run also requires SeD Maryland to pay a fee of $1200 and $500 for each single-family and townhome, respectively, sold to a third party. Finally, SeD Maryland will also pay a fee of $50,000 upon the sale of the parcel underlying the multi-family lots and for the CCRC parcel.

This property is zoned for 443 entitled Residential Lots, 210 entitled Multi-family Units and 200 entitled Continuing Care Retirement Community (“CCRC”) units approved for twenty (20) years from the date of a Developers Rights & Responsibilities Agreement dated October 8, 2014, as amended on September 6, 2016. We anticipate that the completion of our involvement in this project will take approximately five years from the date of this Current Report.

Revenue from Ballenger Run is anticipated to come from four main sources:

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The sale of 443 entitled and constructed residential lots to NVR;

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The sale of the lot for the 210 entitled multi-family units;

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The sale of the lot for the 200 entitled CCRC units; and

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The sale of 443 front foot benefit assessments.

The total project revenue is estimated to be approximately $68 million (prior to costs). Revenues may be lower, however, if we fail to attain certain goals and meet certain conditions.

Financing from Xenith Bank (f/k/a The Bank of Hampton Roads or Shore Bank) closed simultaneous with the settlement on the land on November 23, 2015, pursuant to a subsequent amendment to the terms of this loan, the loan provides (i) for a maximum of $11 million outstanding; (ii) that the maturity of this loan will be December 31, 2019; and (iii) includes an $800,000 letter of credit facility, with an annual rate of 1.5% on all issued letters of credit.

This loan is to fund the development of the first 276 lots, the multi-family parcel and senior living parcel, the amenities associated with these phases, and certain Ballenger Creek Pike improvements.

Expenses from Ballenger Run include, but not be limited to costs associated with land prices, closing costs, hard development costs, cost in lieu of construction, soft development costs and interest costs. We presently estimate these costs to be between $58 and $60 million. We may also encounter expenses which we have not anticipated, or which are higher than presently anticipated.

This project will have four phases. The first phase has been completed and the second phase has begun.

The following chart describes the various phases of this project:

Phase 1 construction of all infrastructure was complete as of December 31, 2017. The initial model lot sales with NVR began in May 2017 and all lot sales of varying types as outlined in the chart set forth above are continuing through the first quarter of 2018. In the fourth quarter of 2017 all improvement plans and cost estimates were approved for Phases 2A, 2B, 2C and 2D. Phase 2B is the next phase of lot takedowns for NVR. Phase 2B plat recordation and final construction began in March of 2018. Lot sales by NVR also began in March of 2018. Phases 2A, C and D plat recordation and final construction are anticipated by June of 2018.

Sale of Residential Lots

The 443 Residential Lots were contracted for sale under a Lot Purchase Agreement to NVR, a company based in the US and listed on the New York Stock Exchange. NVR is a home builder which is engaged in the construction and sale of single-family detached homes, townhouses and condominium buildings. It also operates a mortgage banking and title services business. Under the Lot Purchase Agreements, NVR provided SeD Home with an upfront deposit of $5.6 million and has agreed to purchase the lots at a range of prices. The total estimated revenue to be received pursuant to these Lot Purchase Agreements, if all lots are sold, is approximately $59 million based on our projection that the lot selling prices will increase 3% per annum on a quarterly basis after June 1, 2018. The lot types and quantities to be sold to NVR under the Lot Purchase Agreements include the following:

Lot Type	Quantity
Single Family Detached Large	85
Single Family Detached Small	89
Single Family Detached Neo Traditional	33
Single Family Attached 28’ Villa	85
Single Family Attached 20’ End Unit	46
Single Family Attached 16’ Internal Unit	105
Total	443

There are five different types of Lot Purchase Agreements (“LPAs”), which are essentially the same except for the price and unit details for each type of lot. Under the LPAs, NVR shall purchase 30 available lots per quarter. The LPAs provide several conditions related to preparation of the lots which must be met so that a lot can be made available for sale to NVR. SeD Maryland is to provide customary lot preparation including but not limited to as survey, grading, utilities installation, paving, and other infrastructure and engineering. The sale of 13 model lots to NVR began in May of 2017. NVR has started marketing lots and has commenced sales. In the event NVR did not purchase the lots under the LPAs, SeD Maryland would be entitled to keep the NVR deposit and terminate the LPAs. Should SeD Maryland breach the LPAs, it would have to return the remainder of the NVR deposit that has not already been credited to NVR for any sales of lots under the LPAs and NVR would be able to seek specific performance of the LPAs as well as any other rights available at law or in equity.

Sale of Lots for the Multi-family Units

In June 2016, SeD Maryland Development, LLC (“Maryland”) entered into a lot purchase agreement with Orchard Development Corporation (“Orchard”) relating to the sale of 210 multifamily units in the Ballenger Run Project for a total purchase price of $5,250,000 with a closing date of March 31, 2018.   Based on the agreement, Orchard must put $100,000 into a third party escrow account upon signing of the agreement and an additional $150,000 upon completion of the feasibility study, which occurred in November 2016. As of December 31, 2017, and 2016, $250,000 in deposits were held in the escrow   account. Since the funds were held in an escrow account and not entitled to the Company, there is no deposit recorded by the Company. As of March 31, 2018, the agreement was amended to extend the closing date 30 days for an additional deposit of $25,000. The extension also provides two additional 30-day extensions which if exercised will require an additional $25,000 deposit each.

Sale of the Front Foot Benefit Assessments

We have established a front foot benefit assessment on all of the NVR lots. This is a 30 year annual assessment allowed in Frederick County which requires homeowners to pay the developer to reimburse the costs of installing public water and sewer to the lots. These assessments become effective as homes are settled at which time we can sell the collection rights to the assessments to investors who will pay a lump sum up front so we can realize the revenue sooner. Overall, we project that these front foot benefits will result in additional profits of approximately $900,000. Front foot benefit assessments are subject to amendment by regulatory agencies, legislative bodies, and court rulings, and any changes to front foot benefit assessments could cause us to reassess these projections.

CCRC Parcel

On February 19, 2018, SeD Maryland Development, LLC entered into a contract to sell the CCRC parcel to Orchard Development Corporation. It was agreed that the purchase price for the 5.9 acre lot would be $2,900,000.00 with a $50,000 deposit. It was also agreed that Orchard Development Corporation would have the right to terminate the transaction during the feasibility study period, which would last through May 30, 2018, and receive a refund of its deposit. On April 13, 2018, Orchard Development Corporation indicated that it would not be proceeding with the purchase of the CCRC parcel. The Company will seek to find alternative purchasers for the CCRC parcel.

Wetland Impact Permit

The Ballenger project will require a joint wetland impact permit, which requires the review of several state and federal agencies, including the US Army Corps of Engineers. The permit is primarily required for Phase 3 construction which will not start until 2019 or later but it also affects a pedestrian trail at the Ballenger project and the multi-family sewer connection. The US Army Corps of Engineers allowed us to proceed with construction on Phase 1, but required archeological testing. As of the date of this report, the archeological testing has been completed with no further recommendations on Phase 1 of the project. Required architectural studies on the final phase of development will likely result in the loss of only one lot, however, we cannot be certain of future reviews and their impact on the project.

K-6 Grade School Site

In connection with getting the necessary approvals for the Ballenger Project, we agreed to transfer thirty acres of land that abuts the development for the construction of a local K-6 grade school. We will not be involved in the construction of such school.

Home Incubation Project

Recognizing that large land sub-division projects have a longer time horizon, we previously introduced a home incubation initiative to market completed U.S. single-family homes, with existing tenants, to investors in Asia (the “Home Incubation Project”).

Under the Home Incubation Project, we purchased 27 homes, mostly located in Texas. We sold 24 of the homes by the end of 2016 and an additional two in 2017. SeD Home retains only one rental home at the present time. The Group also purchased a terrace residential property in Washington DC and renovated and sold the property in 2017.

Competition

There are a number of companies engaged in the development of land. Should we expand our operations into the business of constructing homes ourselves, we will face increased competition, including competition from large, established and well-financed companies, some of which may have considerable ties and experience in the geographical areas in which we seek to operate. Similarly, as we consider other opportunities we may wish to pursue in addition to our current land development business, we anticipate that we will face experienced competitors.

We will compete in part on the basis of the skill, experience and innovative nature of our management team, and their track record of success in diverse industries.

Emerging Growth Company

We qualify as an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act. As an “Emerging Growth Company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●
have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement (in the case of the Company, this date will be December 31, 2018). The applicable rules also provide that we would cease to be an emerging growth company at the earliest to occur of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive thus, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before making a decision to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Company

We will need additional capital to expand our current operations or to enter into new fields of operations.

Both the expansion of our current land development operations into new geographic areas and the proposed expansion of the Company into new businesses in the real estate industry will require additional capital. We will need to seek additional financing either through borrowing, private offerings of our securities or through strategic partnerships and other arrangements with corporate partners. We cannot be assured that additional financing will be available to us, or if available, will be available to us on terms favorable to us. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or expand our operations.

We must retain key personnel for the success of our business.

Our success is highly dependent on the skills and knowledge of our management team, including their knowledge of our projects and network of relationships. If we are unable to retain the members of such team, or adequate substitutes, this could have a material adverse effect on our business and financial condition.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the expansion of our operations, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to hire additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

There are risks related to conflicts of interest with our partners.

The Company owns the Black Oak Project and the Ballenger Run Project with third parties: limited partners, in the case of Black Oak LP, and with other LLC members, in the case of Ballenger Run, however, both projects are controlled by the Company not only through the Company’s majority equity and voting interest in each project, but also through the control of the entities responsible for each project’s day-to-day operations. The two projects will be dependent upon SeD Development Management LLC, a subsidiary of SeD Home, for the services required for their operations. The Company’s common control of the majority equity and voting control of these projects as well as the entire control of the entities responsible for the day to day interests of the projects could create conflicts of interest between our Company and our partners in the two projects. Neither Black Oak LP nor SeD Maryland, the owners of the projects, has any employees, and these projects will be dependent upon SeD Development Management LLC and its affiliates for the services required for their operations.

SeD Development Management, LLC

The Company, through SeD Development Management LLC, will receive fees and reimbursements for the services it provides to the limited partnerships and may realize income from operations and upon the liquidation of the limited partnerships. The agreements and arrangements between the limited partnerships and SeD Development Management LLC and its affiliates, including those relating to compensation, were not negotiated at arm’s-length. Although the aggregate amount of reimbursements SeD Development Management LLC may receive is limited by the limited partnership’s Management Agreement, the amount of services that SeD Development Management LLC provides, and therefore the amount of reimbursement it receives within these limits, will be determined in the first instance by SeD Development Management LLC.

Ballenger Run

SeD Development Management LLC manages Ballenger Run for SeD Maryland. The Company, through SeD Development Management LLC, will receive fees and reimbursements for the services it provides to Ballenger Run.

The terms of the Management Agreement between SeD Maryland and SeD Development Management LLC were not negotiated at arm’s-length, although it was adopted by CNQC, the other owner in Ballenger Run. Pursuant to the Management Agreement, the owners of SeD Maryland, SeD Ballenger and CNQC, have delegated the day-to-day operations of developing Ballenger Run to SeD Development Management, LLC.

Despite this delegation, potential conflict between CNQC and SeD Development Management, LLC regarding the management of day-to-day operations of Ballenger Run could undermine our ability to effectively implement our vision for these projects, and could result in costly and time-consuming litigation.

Black Oak

SeD USA, LLC (“SeD USA”), a wholly owned subsidiary of SeD Home, is the owner of 150 Black Oak GP, Inc. (“Black Oak GP”), the General Partner of 150 CCM Black Oak Ltd. Pursuant to the Limited Partnership Agreement and the Bylaws of the General Partner, Black Oak GP, as General Partner, shall manage the construction and development of the property at Black Oak. SeD Development USA (“SeD Development USA”), a wholly owned subsidiary of SeD Home, is a 69% owner of Black Oak LP, the owner of the Black Oak project. As a 69% owner, SeD Development USA is able to unilaterally determine the result on partner decisions requiring a majority of interest. Further, as of December 29, 2017, SeD Development USA and SeD Builder, LLC have lent $14,979,867 to Black Oak LP. Potential conflict between the SeD affiliated entities, namely SeD USA (as owner of Black Oak GP) and SeD Development USA (as holder of a majority of interest and as primary lender of Black Oak LP) and the unrelated limited partners of Black Oak LP, Fogarty Family Trust II and American Real Estate Investments, LLC, regarding the development and management of Black Oak LP could undermine our ability to effectively implement our vision for these projects, and could result in costly and time-consuming litigation.

Members of our management may face competing demands relating to their time, and this may cause our operating results to suffer.

Our Co-Chief Executive Officers, Fai H. Chan and Moe T. Chan, are both officers and directors of Singapore eDevelopment, the entity which owns SeD Home International, Inc., our majority shareholder. They are involved in a number of other projects other than our Company’s real estate business and will continue to be so involved. Both of our Co-Chief Executive Officers have their primarily residences and business offices in Asia, and accordingly, there will be limits on how often they are able to visit the locations of our real estate investments. Similarly, our Co- Chief Financial Officers are both also engaged in non-real estate activities of Singapore eDevelopment, and only one of our Co-Chief Financial Officers resides and works in the United States (at an office located in Bethesda, MD).

Our relationship with our majority shareholder and its parent and affiliates may be on terms which are perceived by investors as more or less favorable than those that could be obtained from third parties.

Our majority shareholder, SeD Home International, Inc., presently owns 99.99% of our issued and outstanding common stock. While we anticipate that such percentage will be diluted over time, our majority shareholder, its parent and affiliates will be perceived as having influence over our management and operations, and any loans or other agreements which we may enter into with our majority shareholder and its parents and affiliates may be perceived by investors as being on terms that are less favorable than we could otherwise receive; such perception could adversely impact the price of our common stock. Similarly, such agreements could be perceived as being on terms more favorable than those that could be obtained from third parties, and any unwillingness by our majority shareholder and its parent and affiliates to engage with our common stock could discourage investors.

Risks Relating to the Real Estate Industry

The market for Real Estate is subject to fluctuations that may impact the value of the land or housing inventory that we hold, which may impact the price of our common stock.

Investors should be aware that the value of any real estate we own may fluctuate from time to time in connection with broader market conditions and regulatory issues which we cannot predict or control, including interest rates, the availability of credit, the tax benefits of homeownership and wage growth, unemployment and demographic trends in the regions in which may conduct business. Should the price of real estate decline in the areas in which we have purchased land decline, the price at which we will be able to sell lots to home builders, or if we build houses, the price at which can sell such houses to buyers, will decline.

The regulation of mortgages could adversely impact home buyers willingness to buy new homes which we may be involved in building and selling.

If we become active in the construction and sale of homes to customers, the ability of home buyers to get mortgages could have an impact on our sales, as we anticipate that the majority of home buyers will be financed through mortgage financing.

An increase in interest rates will cause a decrease in the willingness of buyers to purchase land for building homes and completed home.

An increase in interest rates will likely impact sales, reducing both the number of homes and lots we can sell and the price at which we can sell them.

Our business, results of operations and financial condition could be adversely impacted by significant inflation or deflation.

Significant inflation could have an adverse impact on us by increasing the costs of land, materials and labor. We may not be able to offset cost increases caused by inflation. In addition, our costs of capital, as well as those of our future business partners, may increase in the event of inflation, which may cause us to need to cancel projects. Significant deflation could cause the value of our inventories of land or homes to decline, which could sharply impact our profits.

New environmental regulations could create new costs for our land development business, and other business in which we may commence operations.

At the present time, we are subjected to a number of environmental regulations. If we expand into the business of building homes ourselves, we will be subjected to an increasing number of environmental regulations. The number and complexity of local, state and federal regulations may increase over time. Additional environmental regulations can add expenses to our existing business, and to businesses which we may enter into the future, which may reduce our profits.

Zoning and land use regulations impacting the land development and homebuilding industries may limit our activities and increase our expenses, which would adversely affect our profits.

We must comply with zoning and land use regulations impacting the land development and home building industries. We will need to obtain the approval of various government agencies to expand our operations as currently into new areas and to commence the building of homes. Our ability to gain the necessary approvals is not certain, and the expense and timing of approval processes may increase in ways that adversely impact our profits.

The availability and cost of skilled workers in the building trades may impact the timing and profitability of projects that we participate in.

Should there be a lack of skilled workers to be retained by our Company and its partners, the ability to complete land development and potential construction projects may be delayed.

Shortages in required materials could impact the profitability of construction partnerships we may participate in.

Should a shortage of required materials occur, such shortage could cause added expense and delays that will undermine our profits.

Our ability to have a positive relationship with local communities could impact our profits.

Should we develop a poor relationship with the communities in which we will operate, such relationship will impact our profits.

We may face litigation in connection with either our current activities or activities which we may conduct in the future.

As we expand our activities, the likelihood of litigation shall increase. The expenses of such litigation may be substantial. We may be exposed to litigation for environmental, health, safety, breach of contract, defective title, construction defects, home warranty and other matters. Such litigation could include expensive class action matters. We could be responsible for matters assigned to subcontractors, which could be both expensive and difficult to predict.

As we expand operations, we will incur greater insurance costs and likelihood of uninsured losses.

If we expand our operations into home building, we may experience material losses for personal injuries and damage to property in excess of insurance limits. In addition, our premiums may raise.

Health and safety incidents that occur in connection with our potential expansion into the home building business could be costly.

If we commence operations in the homebuilding business, we will be exposed to the danger of health and safety risks to our employees and contractors. Health and safety incidents could result in the loss of the services of valued employees and contractors and expose us to significant litigation and fines. Insurance may not cover, or may be insufficient to cover, such losses.

Adverse weather conditions, natural disasters and man-made disasters may delay our projects or cause additional expenses.

The land development operations which we currently conduct and the construction projects which we may become involved in at a later date may be adversely impacted by unexpected weather and natural disasters, including but not limited to storms, hurricanes, tornados, floods, blizzards, fires, earthquakes. Man-made disasters including terrorist attacks, electrical outages and cyber-security incidents may also impact the costs and timing of the completion of our projects. Cyber-security incidents, including those that result in the loss of financial or other personal data, could expose us to litigation and reputational damage. If insurance is unavailable to us on acceptable terms, or if our insurance is not adequate to cover business interruptions and losses from the conditions described above and similar incidents, or results of operations will be adversely affected. In addition, damage to new homes caused by these conditions may cause our insurance costs to increase.

Risks Associated with Real Estate-Related Debt and Other Investments

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to numerous risks including delinquency and foreclosure. We will not have recourse to the personal assets of our tenants. The ability of a lessee to pay rent depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the tenant.

Any hedging strategies we utilize may not be successful in mitigating our risks.

We may enter into hedging transactions to manage, for example, the risk of interest rate or price changes. To the extent that we may occasionally use derivative financial instruments, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We may not be able to manage these risks effectively.

Risks Related to Our Potential Expansion into New Fields of Operations

If we pursue the development of new technologies, we will be required to respond to rapidly changing technology and customer demands.

In the event that the Company enters the business of developing “Smart Home” and similar technologies (an area which we are presently exploring), the future success of such operation will depend on our ability to adapt to technological advances, anticipate customer demands and develop new products. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Risks Related To Our Common Stock

The shares of our common stock are currently not being traded and there can be no assurance that there will be an active market in the future.

Our shares of common stock are not publicly traded, and if trading commences, the price may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock in the future. As a result, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.

It is possible that we will not establish an active market unless our stock is listed for trading on an exchange, and we cannot assure you that we will ever satisfy exchange listing requirements.

It is possible that a significant trading market for our shares will not develop unless the shares are listed for trading on a national exchange. Exchange listing would require us to satisfy a number of tests as to corporate governance, public float, shareholders, equity, assets, market makers and other matters, some of which we do not currently meet. We cannot assure you that we will ever satisfy listing requirements for a national exchange or that there ever will be significant liquidity in our shares.

If we issue additional shares of our common stock, you will experience dilution of your ownership interest.

We may issue shares of our authorized but unissued equity securities in the future. Such shares may be issued in connection with raising capital, acquiring assets or firing or retaining employees or consultants. If we issue such shares, your ownership will be diluted.

We do not intend to pay dividends in the foreseeable future, and investors should not purchase our stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and we do not anticipate that we will pay dividends in the foreseeable future. Accordingly, some investors may decline to invest in our common stock, and this may reduce the liquidity of our stock.

The limitations on liability for officers, directors and employees under the laws of the State of Nevada and the existence of indemnification rights for our officers, directors and employees could result in substantial expenditures by the Company and could discourage lawsuits against our officers, directors and employees.

Our Articles of Incorporation contain a specific provision that eliminates the liability of our officers and directors for monetary damages to our company and shareholders. Further, we intend to provide indemnification to our officers and directors to the fullest extent permitted by the laws of the State of Nevada. We may also enter into employment and other agreements in the future pursuant to which we will have indemnification obligations. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against officers and directors. These obligations may discourage the filing of derivative litigation by our shareholders against our officers and directors even where such litigation may be perceived as beneficial by our shareholders.

SeD Home will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, SeD Home will incur significant legal, accounting and other expenses that SeD Home did not occur prior to being acquired by the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include by are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

Results of Operations for the nine months ended September 30, 2017 and 2016

Summary of Statements of Operations for the Nine Months Ended September 30, 2017 and 2016:

	Nine Months Ended
	September 30, 2017	September 30, 2016
Revenue	$2,792,174	$840,987
Operating Expenses	$3,384,750	$1,773,495
Loss From Operations	$(592,576)	$(932,508)

Revenue

Revenue was $2,792,174 for the nine months ended September 30, 2017 as compared to $840,987 for the nine months ended September 30, 2016. This increase in revenue is primarily attributable to the Company having an increase in property sales from the Ballenger Project, starting in May of 2017. We anticipate a higher level of revenue from sales in 2018. Builders are required to purchase minimum numbers of lots based on sales agreements we enter into with them. We collect revenue from the sale of lots to builders; we do not build any houses ourselves at the present time.

Rental income declined from $176,887 in the period ended September 30, 2016 to $88,438 in the period ended September 30, 2017 as certain rental properties were sold (we now own only one rental property). Unless we acquire additional rental-income producing assets, such rental income may decline further in 2018 if this remaining rental home is sold.

Operating Expenses

Operating expenses increased to $3,384,750 for the nine months ended September 30, 2017 from $1,773,495 for the nine months ended September 30, 2016. This increase is caused by increased costs relating to increased sales, which cost of sales increased from $702,952 in the nine months ended September 30, 2016 to $2,570,182 in the nine months ended September 30, 2017. Accrued construction expenses were allocated to lot sales. We anticipate total cost of sales will increase as revenue increases.

Loss from Operations

Our loss from operations decreased from $932,508 to $592,576 in the nine month period ended September 30, 2016 to September 30, 2017, in large part because of our increased property sales. In 2018, we anticipate further decline in losses relating to our current operations, however, the addition of new operations may cause new expenses that delay any profitability.

Liquidity and Capital Resources

Our real estate assets have increased to $56,588,763 as of September 30, 2017 from $52,915,566 as of December 31, 2016. This increase largely reflects an increase in construction in progress to $31,262,668 as of September 30, 2017 from $26,146,557. Our cash has increased from $392,172 as of December 31, 2016 to $595,457 as of September 30, 2017. Our liabilities declined from $27,007,067 at December 31, 2016 to $26,628,663 at September 30, 2017. Our total assets have increased to $59,922,551 as of September 30, 2017 from $56,101,434 as of December 31, 2016.

As of September 30, 2017, we had cash $595,457, compared to $392,172 as of December 31, 2016. Our Ballenger Run revolver loan balance from Hampton Road Bank is approximately $10 million and the credit limit is $11 million as of September 30, 2017. At December 31, 2016, the revolver loan balance was approximate $7.2 million and credit limit is $8 million. The interest of intercompany loans is accruing and the due date of these intercompany loans could be extended.

Based on the sales projection of Ballenger run by sales contract with NVR and Orchard Development Corporation, the 2018 revenue is approximately $20 million. The majority of the loan from Xenith Bank will be repaid and the balance closes to less than $1 million at end of 2018. The credit line of revolver loan is $11 million. At same time, we expect that the restricted cash $2.6 million will release to us around September 2018 after we satisfy the terms on the loan agreement. In 2018, Ballenger will distribute about $2.7 million cash back to SeD Home.

Currently the Black Oak project does not have any financing from third parties. The future development timeline of Black Oak is based on multiple limiting conditions, such as the amount of the funds raised from capital market, the loans from third party financial institutions, and the government reimbursements, etc. The development will be step by step and expenses will be contingent on the amount of funding we will receive.

Summary of Cash Flows

A summary of cash flows from operating, investing and financing activities for the nine months ended September 30, 2017 and 2016 are as follows:

	2017	2016
Net cash Used In Operating Activities	$(4,390,104)	$(8,177,847)
Net Cash Used In Investing Activities	$(26,848)	$(22,690)
Net Cash Provided by financing activities	$4,620,237	$6,413,895
Net Increase (Decrease) in Cash	$203,285	$(1,786,642)
Cash and cash equivalents at beginning of the year	$392,172	$2,291,529
Cash and cash equivalents at end of the year	$595,457	$504,887

Cash Flows from Operating Activities

Cash flows from operating activities include costs related to assets ultimately planned to be sold, including land development and property purchased for resale. In the nine months of 2017, cash used in operating activities was $4,390,104, compared with $8,177,847 in 2016. The decease of the development costs in 2017 is the main reason of decrease of the cash used in operation activities. With the completion of the part of phase one of Black Oak project, development speed was adjusted with the market need and development costs went down as well. Ballenger development costs were basically same in the nine months of 2017 as that period in 2016.

Cash Flows from Investing Activities

Cash flows used in investing activities primarily includes purchases of office fixture and computer equipment and money market deposit required by Hampton Road Bank as the revolver loan collateral.

Cash Flows from Financing Activities

In 2016, most of loans were from third party financial institutes, Revere Loan for Black Oak project and Hampton Loan for Ballenger Run project. In 2017, SeD Home borrowed $7.8 million from SeD to pay off Revere Loan $6 million and to support the land development of Black Oak and Ballenger projects. The majority of loan for Ballenger was still from the third-party Hampton Road Bank.

Black Oak

Black Oak is a 162 acre land infrastructure development and sub-division project situated in Magnolia, Texas north of Houston. 150 Black Oak LP was a partnership formed by our current partner prior to our investment. 150 Black Oak LP had contracts to purchase seven contiguous parcels of land. Our initial equity investment was US$4.3 million for 60% ownership in the partnership. Upon this initial investment in February 2014, we changed the name of the partnership to 150 CCM Black Oak, Ltd (the “Black Oak LP”). Since then we have increased our ownership in the Black Oak LP to 69%. Black Oak LP is owned by a general partner and three limited partners. Black Oak LP is controlled by SeD Home through its indirect ownership and control of the general partner and a majority of the limited partnership interests. The general partner of Black Oak LP, a Texas corporation called 150 Black Oak GP, Inc., is wholly owned by SeD USA, LLC, which in turn is wholly owned by SeD Home. A majority of the limited partnership interests are owned by SeD Development USA, Inc., which is wholly owned by SeD Home. 150 Black Oak GP, Inc. was previously jointly owned with a partner, but is now entirely owned by SeD USA LLC. The limited partners in Black Oak LP include SeD Development USA, Inc., American Real Estate Investments LLC and the Fogarty Family Trust II. As the only Class A limited partner, SeD Development USA, Inc. is entitled to a preferred return of five percent (5%) on its capital contribution prior to distributions to any other limited partner. As of September 30, 2017, Black Oak had total outstanding debts of $11,482,447 to SeD Development USA, Inc. and $6,305,229 to SeD Builder, Inc., each of which is one of our subsidiaries. Such loans are at an annual interest rate of 15% per year and are secured by deeds on the Black Oak property.

Black Oak LP is obligated under its Limited Partnership Agreement (as amended) to pay certain monthly consultant fees to SeD Home’s subsidiary SeD Development USA, LLC in the amount of $6,500 per month, as well as to Arete Real Estate and Development Company in the amount of $6,500 per month and to limited partner American Real Estate Investments LLC in the amount of $2,000 per month. The consultant fees are for management, oversight, and supervision of the development of the Black Oak project. These consultant fees are being accrued will be paid upon Black Oak LP receiving $1,000,000 from a combination of builder deposits and reimbursement revenue, as determined by SeD Development USA, LLC.

For the years ended December 31, 2016 and 2015, respectively, Black Oak LP incurred fees payable to SeD Development USA, LLC of $ 217,200, and $19,500, fees payable to Arete Real Estate and Development Company of $102,000, and $23,507, and fees payable to American Real Estate Investments LLC of $24,000, and $6,000. The consultant fees paid in the fiscal year ended December 31, 2015 included certain one-time payments of accrued consultant fees made to SeD Development USA, LLC, Arete Real Estate and Development Company, and American Real Estate Investments LLC. Arete Real Estate and Development Company and American Real Estate Investments LLC are related parties of the Company.

The site plan at Black Oak is being revised to allow for approximately 420-500 residential lots of varying sizes. We anticipate that our involvement in land development aspects of this project will take approximately three to five additional years to complete. Since February of 2015, we have completed several important tasks related to the project, including clearing certain portions of the property, paving certain roads within the project and complying with the local improvement district to ensure reimbursement of these costs. We project selling lots and the construction of homes will take place in 2018. We are presently in negotiations with multiple builders for lot takedowns or in some cases entire phases of the project.

The Black Oak project is applying for reimbursement of certain construction of roads, sewer, water etc. While we may be entitled to reimbursements from a local improvement district, the amount and timing of such payments is uncertain. The timing of such potential reimbursements will be impacted by certain bond sales by the Harris County Improvement District #17.

In December 2015, the project obtained a US$6.0 million construction loan from Revere High Yield Fund, LP. This loan was paid off in October of 2017.

In August of 2017, we entered into a listing agreement for the Black Oak project with a nationally recognized land broker in Houston, Texas. Should we receive an acceptable offer for all or part of this project, we would strongly consider selling the project. There can be no guarantee that we will receive an offer at an acceptable amount. We continue to move forward with our development plans. If we are able to sell this project at an attractive price, we anticipate utilizing the net proceeds from such sale for the development of new projects and our expansion into new areas of business.

Ballenger Run

In November 2015, we completed the acquisition of Ballenger Run, a 197-acre land sub-division development located in Frederick County, Maryland. Previously, on May 28, 2014, the RBG Family, LLC entered into the Assignable Real Estate Sales Contract with NVR, Inc. (“NVR”) by which RBG Family, LLC would sell the 197 acres for $15,000,000.00 to NVR. On December 10, 2014, NVR assigned this contract to SeD Maryland Development, LLC in the Assignment and Assumption Agreement and entered into a series of Lot Purchase Agreements by which NVR would purchase subdivided lots from SeD Maryland Development, LLC.

SeD Maryland Development’s acquisition of the 197 acres was funded in part from a US$5.6 million deposit from NVR. The balance of US$10.05 million was derived from a total equity contribution of US$15.2 million by SeD Ballenger LLC (“SeD Ballenger”) and CNQC Maryland Development LLC (a unit of Qingjian International Group Co, Ltd, China, “CNQC”). The project is owned by SeD Maryland Development, LLC (“SeD Maryland”). SeD Maryland is 83.55% owned by SeD Ballenger and 16.45% by CNQC.

One of our subsidiaries, SeD Development Management, LLC is the manager of Ballenger Run pursuant to a Management Agreement. Under the Management Agreement, SeD Development Management, LLC shall manage, operate and administer SeD Maryland’ s day-to-day operations, business and affairs, subject to the supervision of SeD Maryland, and shall have only such functions and authority as SeD Maryland may delegate to it. For performing these services, SeD Development Management, LLC is entitled to a base management fee of five percent of the gross revenue (including reimbursements) of Ballenger Run. The base management fee shall be earned and paid in monthly installments of $38,650 before gross revenue is determined. When the gross revenue shall be determined, the parties will make adjustments for underpayment or overpayment as necessary to ensure the five percent of the gross revenue. SeD Development Management, LLC may also earn incentive compensation of twenty percent of any profit distributions to SeD Maryland above a 30% pre-tax internal rate of return.

SeD Maryland entered into a Project Development and Management Agreement for Ballenger Run with MacKenzie Development Company, LLC and Cavalier Development Group, LLC on February 25, 2015. MacKenzie Development Company, LLC assigned its rights and obligations to this agreement to Adams Aumiller Properties, LLC on September 9, 2017. Pursuant to this Project Development and Management Agreement, Adams Aumiller, LLC and Cavalier Development Group, LLC coordinate and manage the construction, financing, and development of Ballenger Run. SeD Maryland compensates Adams Aumiller LLC and Cavalier Development Group, LLC with a monthly aggregate fee of $14,667until all single family and townhome lots have been sold. The monthly aggregate fee will then adjust to $11,000 which will continue for approximately eight months to allow all close out items to be finished including the release of guarantees and securities as required by the government authorities. The Project Development and Management Agreement for Ballenger Run also requires SeD Maryland to pay a fee of $1200and $500 for each single-family and townhome, respectively, sold to a third party. Finally, SeD Maryland will also pay a fee of $50,000 upon the sale of the parcel underlying the multi-family lots and for the CCRC parcel.

This property is zoned for 443 entitled Residential Lots, 210 entitled Multi-family Units and 200 entitled Continuing Care Retirement Community (“CCRC”) units approved for twenty (20) years from the date of a Developers Rights & Responsibilities Agreement dated October 8, 2014, as amended on September 6, 2016. We anticipate that the completion of our involvement in this project will take approximately five years from the date of this Current Report.

Revenue from Ballenger Run is anticipated to come from four main sources:

●
The sale of 443 entitled and constructed residential lots to NVR;

●
The sale of the lot for the 210 entitled multi-family units;

●
The sale of the lot for the 200 entitled CCRC units; and

●
The sale of 443 front foot benefit assessments.

The total project revenue is estimated to be approximately $68 million (prior to costs). Revenues may be lower, however, if we fail to attain certain goals and meet certain conditions.

Financing from Xenith Bank (f/k/a The Bank of Hampton Roads or Shore Bank) closed simultaneous with the settlement on the land on November 23, 2015, pursuant to a subsequent amendment to the terms of this loan, the loan provides (i) for a maximum of $11 million outstanding; (ii) that the maturity of this loan will be December 31, 2019; and (iii) includes an $800,000 letter of credit facility, with an annual rate of 1.5% on all issued letters of credit.

This loan is to fund the development of the first 276 lots, the multi-family parcel and senior living parcel, the amenities associated with these phases, and certain Ballenger Creek Pike improvements.

Expenses from Ballenger Run include, but not be limited to costs associated with land prices, closing costs, hard development costs, cost in lieu of construction, soft development costs and interest costs. We presently estimate these costs to be between $58 and $60 million. We may also encounter expenses which we have not anticipated, or which are higher than presently anticipated.

This project will have four phases. The first phase has been completed and the second phase has begun.

Sale of Residential Lots

The 443 Residential Lots were contracted for sale under a Lot Purchase Agreement to NVR, a company based in the US and listed on the New York Stock Exchange. NVR is a home builder which is engaged in the construction and sale of single-family detached homes, townhouses and condominium buildings. It also operates a mortgage banking and title services business. Under the Lot Purchase Agreements, NVR provided SeD Home with an upfront deposit of $5.6 million and has agreed to purchase the lots at a range of prices. The total estimated revenue to be received pursuant to these Lot Purchase Agreements, if all lots are sold, is approximately $59 million based on our projection that the lot selling prices will increase 3% per annum on a quarterly basis after June 1, 2018. The lot types and quantities to be sold to NVR under the Lot Purchase Agreements include the following:

Lot Type	Quantity
Single Family Detached Large	85
Single Family Detached Small	89
Single Family Detached Neo Traditional	33
Single Family Attached 28’ Villa	85
Single Family Attached 20’ End Unit	46
Single Family Attached 16’ Internal Unit	105
Total	443

There are five different types of Lot Purchase Agreements (“LPAs”), which are essentially the same except for the price and unit details for each type of lot. Under the LPAs, NVR shall purchase 30 available lots per quarter. The LPAs provide several conditions related to preparation of the lots which must be met so that a lot can be made available for sale to NVR. SeD Maryland is to provide customary lot preparation including but not limited to as survey, grading, utilities installation, paving, and other infrastructure and engineering. The sale of 13 model lots to NVR began in May of 2017. NVR has started marketing lots and has commenced sales. In the event NVR did not purchase the lots under the LPAs, SeD Maryland would be entitled to keep the NVR deposit and terminate the LPAs. Should SeD Maryland breach the LPAs, it would have to return the remainder of the NVR deposit that has not already been credited to NVR for any sales of lots under the LPAs and NVR would be able to seek specific performance of the LPAs as well as any other rights available at law or in equity.

Sale of Lots for the Multi-family Units

In June 2016, SeD Maryland Development, LLC (“Maryland”) entered into a lot purchase agreement with Orchard Development Corporation (“Orchard”) relating to the sale of 210 multifamily units in the Ballenger Run Project for a total purchase price of $5,250,000 with a closing date of March 31, 2018.   Based on the agreement, Orchard must put $100,000 into a third-party escrow account upon signing of the agreement and an additional $150,000 upon completion of the feasibility study, which occurred in November 2016. As of December 31, 2017, and 2016, $250,000 in deposits were held in the escrow account. Since the funds were held in an escrow account and not entitled to the Company, there is no deposit recorded by the Company. As of March 31, 2018, the agreement was amended to extend the closing date 30 days for an additional deposit of $25,000. The extension also provides two additional 30-day extensions which if exercised will require an additional $25,000 deposit each.

Sale of the Front Foot Benefit Assessments

We have established a front foot benefit assessment on all of the NVR lots. This is a 30 year annual assessment allowed in Frederick County which requires homeowners to pay the developer to reimburse the costs of installing public water and sewer to the lots. These assessments become effective as homes are settled at which time we can sell the collection rights to the assessments to investors who will pay a lump sum up front so we can realize the revenue sooner. Overall, we project that these front foot benefits will result in additional profits of approximately $900,000. Front foot benefit assessments are subject to amendment by regulatory agencies, legislative bodies, and court rulings, and any changes to front foot benefit assessments could cause us to reassess these projections.

CCRC Parcel

On February 19, 2018, SeD Maryland Development, LLC entered into a contract to sell the CCRC parcel to Orchard Development Corporation. It was agreed that the purchase price for the 5.9 acre lot would be $2,900,000.00 with a $50,000 deposit. It was also agreed that Orchard Development Corporation would have the right to terminate the transaction during the feasibility study period, which would last through May 30, 2018, and receive a refund of its deposit. On April 13, 2018, Orchard Development Corporation indicated that it would not be proceeding with the purchase of the CCRC parcel. The Company will seek to find alternative purchasers for the CCRC parcel.

Wetland Impact Permit

The Ballenger project will require a joint wetland impact permit, which requires the review of several state and federal agencies, including the US Army Corps of Engineers. The permit is primarily required for Phase 3 construction which will not start until 2019 or later but it also affects a pedestrian trail at the Ballenger project and the multi-family sewer connection. The US Army Corps of Engineers allowed us to proceed with construction on Phase 1 but required archeological testing. As of the date of this report, the archeological testing has been completed with no further recommendations on Phase 1 of the project. Required architectural studies on the final phase of development will likely result in the loss of only one lot, however, we cannot be certain of future reviews and their impact on the project.

K-6 Grade School Site

In connection with getting the necessary approvals for the Ballenger Project, we agreed to transfer thirty acres of land that abuts the development for the construction of a local K-6 grade school. We will not be involved in the construction of such school.

Off-Balance Sheet Arrangements

As of September 30, 2017, we did not have any off-balance sheet arrangements, as defined under applicable SEC rules.

Results of Operations for the Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

	Year Ended
	December 31, 2016	December 31, 2015
Revenue	$1,030,059	$3,155,761
Operating Expenses	$2,128,546	$3,940,361
Loss From Operations	$(1,098,487)	$(784,600)

Revenue

Revenue was $1,030,059 for the year ended December 31, 2016 as compared to $3,155,761 for the year ended December 31, 2015. This decrease in revenue is primarily attributable to the Company having larger property sales in 2015 than in 2016, including having sold a larger number of homes in 2015. Property sales were $2,965,400 in the year ended December 31, 2015 and $800,000 in the year ended December 31, 2016.

Operating Expenses

Operating expenses decreased to $2,128,546 for the year ended December 31, 2016 from $3,940,361 for the year ended December 31, 2015. This change was largely caused by decreased costs of sales, which cost of sales decreased from $2,612,646 in the year ended December 31, 2015 to $970,397 in the year ended December 31, 2016. Expenses described in part because a majority of our incubation homes were sold in 2015. Accrued construction expenses were allocated to lot sales. We anticipate total cost of sales will increase as revenue increases.

Loss from Operations

Our loss from operations increased from $784,600 in the year ended December 31, 2015 to $1,098,487 in the year ended December 31, 2016, in large part because of our decreased property sales. Similarly, net loss increased from $781,001 in the year ended December 31, 2015 to $1,056,742 in the year ended December 31, 2016. Sales have increased in the period subsequent to December 31, 2016, and we anticipate declining losses in 2018 relating to our current operations, however, the addition of new operations may cause new expenses that delay any potential profitability.

Liquidity and Capital Resources

Our real estate assets have increased from $37,279,041 as of December 31, 2015 to $52,915,566 as of December 31, 2016. Our total assets increased from $42,329,092 as of December 31, 2015 to $56,101,434 as of December 31, 2016, although our cash dropped from $2,291,529 as of December 31, 2015 to $392,172 as of December 31, 2016. Our total liabilities declined from $40,055,189 as of December 31, 2015 to $27,007,067 as of December 31, 2016.

Summary of Cash Flows

A summary of cash flows from operating, investing and financing activities for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Net cash Used In Operating Activities	$(12,034,820)	$(16,403,973)
Net Cash Used In Investing Activities	$(42,947)	$(2,667,515)
Net Cash Provided by financing activities	$10,209,538	$21,016,818
Net Increase (Decrease) in Cash	$(1,868,229)	$1,945,330
Cash and cash equivalents at beginning of the year	$2,292,777	$347,447
Cash and cash equivalents at end of the year	$424,548	$2,292,777

Cash Flows from Operating Activities

Cash flows from operating activities include costs related to assets ultimately planned to be sold, including land development and property purchased for resale. Net cash used in operating was $12 million in 2016, as compared to $16 million in 2015. Ballenger project started in 2015 when the company purchased land ($16 million) at same time received $6 million builder’s deposit. The cash used in 2016 mostly for the land development costs of Ballenger and Black Oak.

Cash Flows from Investing Activities

Cash flows used in investing activities primarily includes purchases of office fixture and computer equipment and money market deposit required by Hampton Road Bank as the revolver loan collateral. In 2015, the company put $2.6 million cash into Hampton Road Bank money market account as the revolver loan collateral. No funds were added in 2016 and 2017.

Cash Flows from Financing Activities

Net cash provided by financing activities was $21 million and $10 million for 2016 and 2015. In 2015, the company borrowed $16 million from SeD mostly for the start of Ballenger project, such as land purchase and development. In 2016, most of loans are third party loans, Revere Loan for Black Oak and Hampton Loan for Ballenger.

Seasonality

The real estate business is subject to seasonal shifts in costs as certain work in more likely to perform at certain times of year. This may impact the expenses of SeD Home from time to time. In addition, should we commence building homes, we are likely to experience periodic spikes in sales as we commence the sales process at a particular location.

Off-Balance Sheet Arrangements

As of December 31, 2016, we did not have any off-balance sheet arrangements, as defined under applicable SEC rules.

Critical Accounting Policies and Estimates

We have established various accounting policies under US GAAP. Some of these policies involve judgments, assumptions and estimates by management. We base these estimates on historical experience, available current market information and on various other assumptions that management believes are reasonable under the circumstances. Additionally, we evaluate the results of these estimates on an on-going basis. We are subject to uncertainties such as the impact of future events, economic, environmental and political factors and changes in our business environment; therefore, actual results could differ from these estimates. The accounting policies that we deem most critical as follows:

Revenue Recognition and Cost of Sales

The Company recognizes sales of lots only upon closing under the full accrual method. Revenue is recognized when ownership of the lots is transferred to the buyer (HUDs are executed).

Land acquisition costs are allocated to each lot based on the size of the lot comparing to the total size of all lots in the project. Development costs and capitalized interest are allocated to lots sold based on the total expected development and interest costs of the completed project and allocating a percentage of those costs based on the selling price of the sold lot compared to the expected sales values of all lots in the project.

 Real Estate Assets

Real estate assets are recorded at cost, except when real estate assets are acquired that meet the definition of a business combination in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations,” which acquired assets are recorded at fair value. Interest, property taxes, insurance and other incremental costs (including salaries) directly related to a project are capitalized during the construction period of major facilities and land improvements. The capitalization period begins when activities to develop the parcel commence and ends when the asset constructed is completed. The capitalized costs are recorded as part of the asset to which they relate and are reduced when lots are sold.

The Company capitalized interest from related party borrowings of $211,005 and $2,662,189 for the years ended December 31, 2017 and 2016, respectively. The Company capitalized interest from the third-party borrowings of $1,008,220 and $911,764 for the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2016, land held for development was equal to $25.5 million (consisting of Black Oak in the amount of $9.3 million and Ballenger in the amount of $16.2 million); capitalized development costs were $20.2 million (consisting of Black Oak in the amount of $10.7 million and Ballenger in the amount of $9.5 million); property held for sale was $1.3 million; and capitalized finance costs were $5.8 million from the SeD Home. Total real estate on the balance sheet is about $53 million.

A property is classified as “held for sale” when all of the following criteria for a plan of sale have been met: (1) management, having the authority to approve the action, commits to a plan to sell the property; (2) the property is available for immediate sale in its present condition, subject only to terms that are usual and customary; (3) an active program to locate a buyer and other actions required to complete the plan to sell, have been initiated; (4) the sale of the property is probable and is expected to be completed within one year or the property is under a contract to be sold; (5) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (6) actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. When all of these criteria have been met, the property is classified as “held for sale”. “Real estate held for sale” only includes El Tesoro project and D street project.

Through December 31, 2017, it was the Company’s policy to obtain an independent thirdparty valuation for each project every two years to test for impairment. Every reporting period, the Company compared the book value to the fair value obtained in the most recent valuation and looks at market conditions to see if there are any indicators of impairment. If any indicators are noted, the Company will obtain a new valuation and compare the fair value to the book value.

Beginning in 2018, it is the Company’s policy to obtain annual independent thirdparty valuations as of December 31 for each property and compare the fair value from the valuation to the book value to determine if there any impairment.

At December 31, 2016, the Company recognized $29,281 of impairment related to the D Street Home Remodeling Project. There was no impairment for the Black Oak or Ballenger Run Projects.

At December 31, 2017, there was no impairment recognized for any of the projects.

PROPERTIES

Black Oak

The Black Oak property is located in Montgomery County in Magnolia, Texas. This property is located east of FM 2978 via Standard Road to Dry Creek Road and South of the Woodlands, one of the most successful, fastest growing master planned communities in Texas. This residential land development consists of 450 lots on 162 acres. Black Oak LP is the primary developer responsible for all infrastructure development. This property is included in Harris County Improvement District #17.

Ballenger Run

Ballenger Run is a residential land development project located in Frederick County in Frederick, Maryland. This property is located approximately 40 miles from Washington, DC, 50 miles from Baltimore and is located less than four miles from I-70 and I-270. Ballenger Run is situated on approximately 197 acres of land and entitled for 853 residential units consisting of 443 residential Lots, 210 multi-family units and 200 age restricted units. SeD Development Management is the primary developer responsible for all infrastructure development.

Development of Properties

At the present time, the Company is considering expanding its current policy of selling buildable lots to include a strategy of building housing for sale or rent, particularly at our Black Oak property.

Office Space

At the present time, the Company is renting offices in Houston, Texas and Bethesda, Maryland through SeD Home. At the present time, our office space is sufficient for our operations as presently conducted, however, as we expand into new projects and into new areas of operations we anticipate that we will require additional office space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Closing Security Ownership

The following table sets forth, as of December 29, 2017, prior to the Closing, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

The number of shares listed below includes shares that each shareholder listed in the table has the right to acquire beneficial ownership of within 60 days.

Name and Address (2)	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares (1)
Fai H. Chan (3)	74,015,730	99.96%
Conn Flanigan	0	0.00%
Rongguo (Ronald) Wei	0	0.00%
All Directors and Officers (3 individuals)	74,015,730	99.96%
Singapore eDevelopment (3)	74,015,730	99.96%
SeD Home International, Inc. (3)	74,015,730	99.96%

(1)
Based upon 74,043,324 outstanding common shares as of December 29, 2017, prior to the Closing.

(2)
The mailing address for each individual and entity set forth above is c/o SeD Intelligent Home Inc., 4800 Montgomery Lane, Suite 210, MD 20814.

(3)
Fai H. Chan may be deemed to be the beneficial owner of those 74,015,730 shares held by Singapore eDevelopment’s subsidiary SeD Home International, Inc. prior to the Closing, as he is the Chief Executive Officer and majority shareholder of Singapore eDevelopment.

Post-Closing Security Ownership

The following table sets forth, both as of December 29, 2017, following the Closing and the issuance of 630,000,000 shares of our common stock, and as of June 1, 2018, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

The number of shares listed below includes shares that each shareholder listed in the table has the right to acquire beneficial ownership of within 60 days.

Name and Address (2)	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares (1)
Fai H. Chan (3)	704,015,730	99.99%
Moe T. Chan	0	0.00%
Conn Flanigan	0	0.00%
Charley MacKenzie	0	0.00%
Rongguo (Ronald) Wei	0	0.00%
Alan W. L. Lui	0	0.00%
All Directors and Officers (6 individuals)	704,015,730	99.99%
Singapore eDevelopment (3)	704,015,730	99.99%
SeD Home International, Inc. (3)	704,015,730	99.99%

(1)
Based upon 704,043,324 outstanding common shares as of December 29, 2017.

(2)
The mailing address for each individual and entity set forth above is c/o SeD Intelligent Home Inc., 4800 Montgomery Lane, Suite 210, MD 20814.

(3)
Fai H. Chan may be deemed to be the beneficial owner of those 704,015,730 shares held by Singapore eDevelopment’s subsidiary SeD Home International, Inc. following the Closing, as he is the Chief Executive Officer and majority shareholder of Singapore eDevelopment.

Changes in Control

The Company is not aware of any arrangement which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The name, age and position of our officers and directors are set forth below:

Name	Age	Position(s)
Fai H. Chan	73	Co-Chief Executive Officer and Chairman of the Board of Directors
Moe T. Chan	39	Co-Chief Executive Officer and Member of the Board of Directors
Conn Flanigan	49	Secretary and Member of the Board of Directors
Charley MacKenzie	46	Member of the Board of Directors
Rongguo (Ronald) Wei	46	Co-Chief Financial Officer
Alan W. L. Lui	47	Co-Chief Financial Officer

The mailing address for each of the officers and directors named above is c/o of the Company at: 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814.

Business Experience

Fai H. Chan. Fai H. Chan has served as a member of our Board of Directors since January 10, 2017 and has served as Co-Chief Executive Officer of the Company since December 29, 2017. Mr. Chan is an expert in banking and finance, with years of experience in these industries. He has also restructured 35 companies in various industries and countries in the past 40 years. Mr. Chan serves as the CEO of Singapore eDevelopment, a limited company listed on the Catalist of the Singapore Exchange Securities Trading Limited. Singapore eDevelopment is a diversified holding company. He was appointed director of Singapore eDevelopment on March 1, 2014. He is also Non-Executive Director of ASX-listed bio-technology company Holista Colltech Ltd, a position he has held since July of 2013. Mr. Chan served as a member of the Board of Directors of HotApp Blockchain Inc., a technology company since October of 2014 and served as the Company’s CEO from December of 2014 until June of 2017. From September of 1992 until July of 2015, Mr. Chan also served as Managing Chairman of HKSE-listed Heng Fai Enterprises Limited, a holding company now known as ZH International Holdings, Ltd. He also served as director of Global Medical REIT Inc. (NYSE: GMRE) from December of 2013 until July of 2015 and as director of American Housing REIT Inc. from October of 2013 to July of 2015. Mr. Chan was also formerly (i) the Managing Director of SGX Catalist-listed SingHaiyi Group Ltd from November of 2003 until September of 2013, which under his leadership, transformed from a failing store-fixed business provider with net asset value of less than S$10 million into a property trading and investment company and finally to a property development company with net asset value over S$150 million before Mr. Chan ceded controlling interest in late 2012; (ii) the Executive Chairman of China Gas Holdings Limited, a formerly failing fashion retail company listed on SEHK which, under his direction, was restructured to become one of a few large participants in the investment in and operation of city gas pipeline infrastructure in China; (iii) a director of Global Med Technologies, Inc., a medical company listed on NASDAQ engaged in the design, development, marketing and support information for management software products for healthcare-related facilities; (iv) a director of Skywest Ltd, an ASX-listed airline company; and (v) the Chairman and Director of American Pacific Bank.

Director Qualifications of Fai H. Chan:

The board of directors appointed Mr. Chan in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction.

Moe T. Chan. Moe Chan was appointed Co-Chief Executive Officer of our Company and a member of our Board of Directors on December 29, 2017. Moe Chan has served as the Group Chief Development Officer of Singapore eDevelopment since July of 2015 and is responsible for Singapore eDevelopment’s international property development business (including serving as Co-Chief Executive Officer and a member of the Board of SeD Home). Moe Chan has served as an Executive Director of Singapore eDevelopment since January of 2016. From April 2014 to June 2015 Moe Chan was the Chief Operating Officer of SEHK-listed ZH International Holdings Ltd (formerly known as Heng Fai Enterprises Limited) and was responsible for that company’s global business operations consisting of REIT ownership and management, property development, hotels and hospitality, as well as property and securities investment and trading. Prior to that, he was an executive director (from March 2006 to February 2014) and the Chief of Project Development (from April 2013 to February 2014) of SGX-ST Catalist-listed SingHaiyi Group Ltd, overseeing its property development projects. He was also a non-executive director of the Toronto Stock Exchange-listed RSI International Systems Inc., a hotel software company, from July 2007 to August 2016.

Moe T. Chan has a diverse background and experience in the fields of property, hospitality, investment, technology and consumer finance. He holds a Master’s Degree in Business Administration with honors from the University of Western Ontario, a Master’s Degree in Electro-Mechanical Engineering with honors and a Bachelor’s Degree in Applied Science with honors from the University of British Columbia. Moe Chan is the son of Fai H. Chan.

Director Qualifications of Moe T. Chan:

The board of directors appointed Moe Chan in recognition of his extensive knowledge of real estate and ability to assist the Company in expanding its business.

Conn Flanigan. Mr. Flanigan is a member of our Board of Directors and a practicing attorney specializing in corporate, real estate, and securities law. Mr. Flanigan is a legal advisor to Singapore eDevelopment and has served as officer and director to several US subsidiaries of Singapore eDevelopment. Mr. Flanigan served as the Secretary and General Counsel for Global Medical REIT Inc. (NYSE:GMRE) from December 2013 to May 2017. From September 4, 2013 to May 2017, Mr. Flanigan also served as General Counsel and Secretary, and as a director, of American Housing REIT Inc. Mr. Flanigan served as a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company, from February 23, 2017 until May 12, 2017. Mr. Flanigan has served a director of HotApp Blockchain Inc. since October 23, 2014 and as legal counsel and secretary since December 31, 2014. From February 2000 until May 2017, Mr. Flanigan was employed as General Counsel by subsidiaries of ZH International Holdings, Ltd., including eBanker USA.com, Inc. and ZH USA, LLC.  In this role, he served as General Counsel and Secretary for other ZH International Holdings, Ltd. subsidiaries such as Global Medical REIT Inc. (July 2013 through May 2017).  Mr. Flanigan received a B.A. in International Relations from the University of San Diego in 1990 and a Juris Doctor Degree from the University of Denver Sturm College of Law in 1996.

Director Qualifications of Conn Flanigan:

Mr. Flanigan’s service as an officer, director and employee of various entities has provided him with significant knowledge and experience regarding corporate financial and governance matters.

Charley MacKenzie. Mr. MacKenzie has served as a member of the Company’s Board of Directors since December 29, 2017 and served as the Chief Development Officer for SeD Development Management, a subsidiary of SeD Home, since July of 2015. Mr. MacKenzie has also served as a member of the Board of Directors of SeD Home since October of 2017. He was previously the Chief Development Officer for Inter-American Development (IAD), a subsidiary of Heng Fai Enterprises from April of 2014 to June of 2015. Mr. MacKenzie is also a member of real estate investment company MacKenzie Equity Partners since June 2005 and was the owner of moving and storage company Smartbox Portable Storage from October 2006 to February 2017. Mr. MacKenzie focuses on acquisitions and development of residential and mixed-use projects within the United States. Mr. MacKenzie specializes in site selection, contract negotiations, marketing and feasibility analysis, construction and management oversight, building design and investor relations. Mr. MacKenzie has developed over 1,300 residential units inclusive of single family homes, multi-family, and senior living dwellings totaling more than $110M and over 650,000 square feet of commercial valued at over $100M. Mr. MacKenzie received a BA and graduate degree from St. Lawrence University where he served on Board of Trustees from 2003-2007.

Director Qualifications of Charley MacKenzie:

The board of directors appointed Charley MacKenzie in recognition of his extensive knowledge of real estate and ability to assist the Company in expanding its business.

Rongguo (Ronald) Wei. Mr. Wei has served as the Company’s Chief Financial Officer since March 10, 2017. Mr. Wei is a finance professional with more than 15 years of experience working in public and private corporations in the United States. As the Chief Financial Officer of SeD Development Management LLC, Mr. Wei is responsible for oversight of all finance, accounting, reporting, and taxation activities for that company. Prior to joining SeD Development Management LLC in August of 2016, Mr. Wei worked for several different US multinational and private companies including serving as Controller at American Silk Mill, LLC, a textile manufacturing and distribution company, from August of 2014 to July of 2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc., a manufacturing company, from January of 2013 to June of 2014 and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc., a personal products company, from 2011-2012. Before Mr. Wei came to US, he worked as an equity analyst in Hong Yuan Securities, an investment bank, in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a Certified Public Accountant and received his MBA from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master in Business degree from Tsinghua University and a Bachelor degree from Beihang University. Mr. Wei served as a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company, from February 23, 2017 until May 3, 2017, and has served as Chief Financial Officer of such company since February 23, 2017.

Alan W. L. Lui has served as the Company’s Co-Chief Financial Officer since December 29, 2017 and has served as the Co-Chief Financial Officer of SeD Home since October of 2017. Mr. Lui has served as Chief Financial Officer of HotApp Blockchain Inc., a technology company since May 12, 2016 and has served as a director of one of HotApp’s subsidiaries since July of 2016. Mr. Lui has been Chief Financial Officer of Singapore eDevelopment, the Company’s majority shareholder since November 1, 2016 and served as its Acting Chief Financial Officer since June 22, 2016. Since October of 2016, Mr. Lui has also served as a director of BMI Capital Partners International Ltd, a Hong Kong investment consulting company. From June of 1997 through March of 2016, Mr. Lui served in various executive roles at ZH International Holdings Ltd. (a Hong Kong-listed company formerly known as Heng Fai Enterprises Ltd), including Financial Controller. Mr. Lui oversaw the financial and management reporting and focusing on its financing operations, treasury investment and management. He has extensive experience in financial reporting, taxation and financial consultancy and management in Hong Kong. He also managed all financial forecasts and planning. Mr. Lui is a certified CPA in Australia and received a Bachelor’s Degree in Business Administration from the Hong Kong Baptist University in 1993.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Committees and Independent Directors

Our Board of Directors has no nominating or compensation committees. Our Board believes that the functions of such committees can be performed by the entire Board until independent directors have been appointed. The Company’s current audit committee consists of Conn Flanigan. Our Board intends to create nominating and compensation committees, and to appoint a member to our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is independent, in the near future.

Our Board has voluntarily adopted the corporate governance standards defining the independence of our directors imposed by the NASDAQ Capital Market's requirements for independent directors pursuant to Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC.

EXECUTIVE COMPENSATION

At the present time, neither SeD Intelligent Home Inc. nor SeD Home and its subsidiaries is a party to any compensation arrangements with any officer or director of either entity and has made no provisions for paying cash or non-cash compensation to such officers and directors, except for Charley MacKenzie and Rongguo (Ronald) Wei.
A subsidiary of SeD Home is paying salaries to four employees at the present time, which includes Mr. Wei, and has consulting arrangements with certain individuals, including Mr. MacKenzie.

Prior to the Closing, Mr. Wei was compensated by SeD Development Management LLC for his services to SeD Home at a rate of $112,800 per year, plus benefits valued at approximately $10,000 per year. Mr. Wei has been compensated by SeD Development Management LLC since August of 2016. Prior to the Closing Date, Mr. Wei was not paid by SeD Intelligent Home Inc. SeD Development Management LLC will now continue to compensate Mr. Wei at the same rate, and he will perform services for SeD Intelligent Home as well as its subsidiary SeD Home.

A company controlled by Mr. MacKenzie is paid consulting fees of approximately $20,000 per month, which includes payment for his services to SeD Home and its subsidiaries.

Mr. Flanigan serves in various director and officer positions with subsidiaries of Singapore eDevelopment. Mr. Flanigan’s law firm has been paid legal fees by various subsidiaries of Singapore eDevelopment in the past, including those fees paid to his law firm by SeD Home and its subsidiaries that are described below.

Mr. Fai H. Chan is compensated by Singapore eDevelopment, where he serves as Chief Executive Officer. Mr. Moe T. Chan and Mr. Alan Lui are also employed and compensated by Singapore eDevelopment. As part of their duties as officers of Singapore eDevelopment, each of these three individuals works on a number of matters for Singapore eDevelopment, including devoting various amounts of time to the management of Singapore eDevelopment’s various subsidiaries and divisions, such as SeD Intelligent Home and SeD Home. The amount of time each of these individuals spends on matters related to SeD Intelligent Home and SeD Home has varied greatly based on the Company’s needs, and no definite statement may be made as to what percentage of these three individuals’ time has been spent or will be spent in the future on matters related to SeD Intelligent Home and SeD Home. SeD Intelligent Home and SeD Home and its subsidiaries do not compensate these three individuals for their services. Neither SeD Intelligent Home Inc. nor SeD Home and its subsidiaries is charged for the services of Fai H. Chan, Moe T. Chan and Alan Lui and Singapore eDevelopment does not have a management contract with SeD Intelligent Home, SeD Home or any of its subsidiaries.

In connection with the acquisition of SeD Home by SeD Intelligent Home Inc., SeD Intelligent Home and its subsidiaries intend to enter into revised compensation agreements with officers, directors and certain employees in the immediate future.

The table below summarizes all compensation awarded to, earned by, or paid to SeD Intelligent Home Inc.’s named executive officer for all services rendered in all capacities to us for the period from January 1, 2015 through December 31, 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)(2)(3)	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified deferred Comp Earnings	All Other Comp	Total

Fai H. Chan (4) Chairman of the Board and Co-Chief Executive Officer	2017	__	__	__	__	__	__	__	__
	2016	__	__	__	__	__	__	__	__
	2015	__	__	__	__	__	__	__	__
Moe T. Chan (4) Director and Co-Chief Executive Officer	2017	__	__	__	__	__	__	__	__
	2016	__	__	__	__	__	__	__	__
	2015	__	__	__	__	__	__	__	__
Conn Flanigan (5) Director and Former Chief Executive Officer	2017	__	__	__	__	__	__	$110,334(6)	$110,334(6)
	2016	__	__	__	__	__	__	$96,000(6)	$96,000(6)
	2015	__	__	__	__	__	__	$40,000(6)	$40,000(6)
Rongguo (Ronald) Wei (7) Co-Chief Financial Officer	2017	$112,800	__	__	__	__	__	$10,000	$122,800
	2016	$47,000	__	__	__	__	__	__	$47,000
	2015	__	__	__	__	__	__	__	__
Alan W. L. Lui (4)(8) Co-Chief Financial Officer	2017	__	__	__	__	__	__	__	__
	2016	__	__	__	__	__	__	__	__
	2015	__	__	__	__	__	__	__	__
Charley MacKenzie (9) Director	2017	__	__	__	__	__	__	$222,930(10)	$222,930(10)
	2016	__	__	__	__	__	__	__	__
	2015	__	__	__	__	__	__	__	__

(1)
SeD Intelligent Home Inc. did not pay any salaries to any officer, director or employee in the fiscal years ended December 31, 2015 and December 31, 2016.

(2)
SeD Home also did not compensate its executive officers and directors in the fiscal years ended December 31, 2015 and December 31, 2016, only employees and consultants.

(3)
Effective as of December 29, 2017, Mr. Fai H. Chan was appointed as our Chairman and Co-Chief Executive Officer; Moe T. Chan was appointed as a member of our Board and as Co-Chief Executive Officer; Rongguo (Ronald) Wei and Alan W. L. Lui were appointed as our Co-Chief Financial Officers; and Charley MacKenzie joined the Company’s Board of Directors.

(4)
As described is further detail above, Singapore eDevelopment compensates Mr. Fai H. Chan, Mr. Moe T. Chan and Mr. Lui for their services to a number of divisions and subsidiaries of Singapore eDevelopment. Each of these three individuals works on a number of matters for Singapore eDevelopment, including devoting various amounts of time to matters related to SeD Intelligent Home. SeD Intelligent Home does not compensate these individuals and Singapore eDevelopment does not charge SeD Intelligent Home for their services.

(5)
Mr. Flanigan was the sole officer and director of SeD Intelligent Home Inc. in 2015 and 2016; he resigned as Chief Executive Officer on December 29, 2017 but continues to serve as a member of our Board of Directors.

(6)
Mr. Flanigan’s law firm was paid $40,000 in total fees by various subsidiaries of SeD Home for Mr. Flanigan’s legal services in 2015, $96,000 in 2016 and $110,334 in 2017.

(7)
Mr. Wei was compensated by SeD Home’s subsidiary SeD Development Management LLC in 2016 and 2017, beginning on August 1, 2016 but did not commence serving as an officer of SeD Home until October of 2017.

(8)
Mr. Lui was appointed Co-Chief Financial Officer of SeD Home in October of 2017.

(9)
Mr. MacKenzie joined SeD Home’s Board of Directors in October of 2017.

(10)
A company controlled by Mr. MacKenzie was paid total consulting fees of $222,930 in 2017 by SeD Home. This company is currently paid consulting fees of approximately $20,000 per month, which includes payment for his services to SeD Home and its subsidiaries.

As of the date of this Report, the Company does not have any stock option plans, retirement, pension, or profit sharing plans for the benefit of any of our officers or directors.

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options through the date of this report.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The board of directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. The Company may develop an incentive based stock option plan for its officers and directors.

Stock Awards Plan

The company has not adopted a Stock Awards Plan but may do so in the future. The terms of any such plan have not been determined.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Family Relationships

Fai H. Chan, our Co-Chief Executive Officer, Chairman of our Board and Chairman of the Board and Chief Executive Officer of our majority shareholder and its corporate parent is the father of Moe T. Chan, our other Co-Chief Executive Officer and a Member of our Board.

Transactions with Related Persons, Promoters, and Certain Control Persons

SeD Intelligent Home Inc.

The majority shareholder of SeD Intelligent Home Inc. is SeD Home International, Inc., a wholly owned subsidiary of Singapore eDevelopment.

On July 7, 2014 CloudBiz International Pte. Ltd (“Cloudbiz”) invested $37,000 in SeD Intelligent Home Inc. At such time CloudBiz was the shareholder holding a majority of our common stock. For such investment, CloudBiz received an additional 74 million shares of the common stock of SeD Intelligent Home Inc. Cloudbiz was under the control of Fai H. Chan, our current Co-Chief Executive Officer and Chairman.

In February and October of 2016, we received $58,000 from CloudBiz. $37,000 were applied to “discount on common stock” and the remaining proceeds were applied to additional paid-in-capital.

On December 22, 2016 in consideration of S$98,000 (Singapore Dollars, approximately US$67,620.00 as of that date) Cloudbiz International Pte. Ltd transferred 74,015,730 shares of our common stock to Singapore eDevelopment. These 74,015,730 shares of our common stock were subsequently transferred to SeD Home International, Inc.

During 2017, prior to the reverse merger, SeD Intelligent Home Inc. borrowed $30,000 from SeD Home International Inc. The borrowings did not bear any interest. In November 2017, the debt was forgiven by SeD Home International Inc. and was recognized into additional paid in capital.

Pursuant to the Agreement, on December 29, 2017, we issued 630,000,000 shares of our common stock to SeD Home International, Inc., the sole shareholder of SeD Home, in exchange for all of the issued and outstanding shares of SeD Home. Such securities were not registered under the Securities Act of 1933 and were issued pursuant to the exemption under Section 4(2) of the Securities Act.

Mr. Fai H. Chan is compensated by Singapore eDevelopment, where he serves as Chief Executive Officer. Mr. Moe T. Chan and Mr. Alan Lui are also employed and compensated by Singapore eDevelopment. As part of their duties as officers of Singapore eDevelopment, each of these three individuals works on a number of matters for Singapore eDevelopment, including devoting various amounts of time to the management of Singapore eDevelopment’s various subsidiaries and divisions, such as SeD Intelligent Home and SeD Home. The amount of time each of these individuals spends on matters related to SeD Intelligent Home and SeD Home has varied greatly based on the Company’s needs, and no definite statement may be made as to what percentage of these three individuals’ time has been spent or will be spent in the future on matters related to SeD Intelligent Home and SeD Home. SeD Intelligent Home and SeD Home and its subsidiaries do not compensate these three individuals for their services. Neither SeD Intelligent Home Inc. nor SeD Home and its subsidiaries is charged for the services of Fai H. Chan, Moe T. Chan and Alan Lui and Singapore eDevelopment does not have a management contract with SeD Intelligent Home, SeD Home or any of its subsidiaries.

Other than as described above, there has been no transaction, since January 1, 2015, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)
Any director or executive officer of our company;

(ii)
Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)
Any of our promoters and control persons; and

(iv)
Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

In light of the relationships between each of our four directors and our majority shareholder and its corporate parent, none of our directors may be deemed to be independent. Our board of directors has no nominating or compensation committees. The Company’s current Audit Committee consists of Conn Flanigan. Our board of directors has voluntarily adopted the corporate governance standards defining the independence of our directors imposed by the NASDAQ Capital Market's requirements for independent directors pursuant to Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC.

SeD Home

Since its inception, SeD Home has received advances from Singapore eDevelopment. These advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, SeD Home had outstanding principal due of $12,293,715 and accrued interest of $2,161,055 due to this related party.

SeD Home has also received advances from certain wholly-owned subsidiaries of Singapore eDevelopment to fund development costs and operation costs. The advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, SeD Home had outstanding principal due of $4,300,930 and accrued interest of $1,461,058 due to this related party.

On September 30, 2015, SeD Home received a $10,500,000 interest free loan, with a maturity date of March 31, 2016, from Hengfai Business Development Pte, Ltd, owned by Fai H. Chan, the Chief Executive Officer and Chairman of Singapore eDevelopment, specifically for Ballenger Run project. SeD Home imputed interest at 13%, which is the interest rate on the Revere Loan noted in Note 5. The imputed interest resulted in a debt discount of $622,431 which is amortized over the life of the note. At December 31, 2015, SeD Home had $10,500,000 outstanding on the note and unamortized debt discount of $311,216. On April 1, 2016, SeD Home extended the note on the same terms through December 31, 2016. This resulted in an additional $933,647 of new imputed interest which was amortized during 2016.

At December 31, 2016, SeD Home restructured the loans from these affiliates. The restructuring process was done to transfer the principal of the loans to Singapore eDevelopment, which was then forgiven and recorded into additional paid in capital. The principal forgiven was $26,913,525. SeD Home still maintained the accrued interest of $6,283,207. The remaining accrued interest does not bear interest. On August 30, 2017, an additional $4,560,085 of this interest was forgiven and recorded into additional paid in capital. At December 31, 2017, $1,723,122 of accrued interest is outstanding relating to this transaction

In 2016, SeD Home received advances from SeD Home Limited (an affiliate of Singapore eDevelopment), to fund development costs and operation costs. The loan bears interest at 10% and is payable on demand. As of December 31, 2017, and December 31, 2016, SeD Home had outstanding principal due of $1,050,000 and $500,000 and accrued interest of $86,425 and $1,095.

SeD Home receives advances from SeD Home International (an affiliate through common ownership). The advances bore interest at 18% until August 30, 2017 when the interest rate was adjusted to 5% and have no set repayment terms. At December 31, 2017, there was $6,953,591 of principal and $125,675 of accrued interest outstanding. There were no amounts outstanding at December 31, 2016.

Black Oak LP is obligated under the Limited Partnership Agreement (as amended) to pay a $6,500 per month management fee to Arete Real Estate and Development Company (Arete), a related party through common ownership and $2,000 per month to American Real Estate Investments LLC (AREI), a related party through common ownership. The Company incurred fees of $102,000 and $102,000 for the years ended December 31, 2017 and 2016, respectively. These fees were capitalized as part of Real Estate on the consolidated balance sheet.

Arete is also entitled to a developer fee of 3% of all development costs excluding certain costs. The fees are to be accrued until $1,000,000 is received in revenue and/or builder deposits relating to the Black Oak Project. At December 31, 2017 and 2016, there were $133,130 and $0 capitalized as Real Estate relating to these costs.

At December 31, 2017 and 2016, the Company had $314,630 and $103,700 owed to Arete in accounts payable and accrued expenses.

At December 31, 2017 and 2016, the Company had $48,200 and $24,200 owed to AREI in accounts payable and accrued expenses.

SeD Maryland Development LLC was obligated under the terms of a Project Development and Management Agreement with MacKenzie Development Company LLC and Cavalier Development Group LLC to provide various services for the development, construction and sale of the projects. SeD Home incurred fees of $176,000 and $210,684 for the years ended December 31, 2016 and 2015, respectively, and an additional $132,000 for the nine months ended September 30, 2017. Charley MacKenzie, who has been appointed to the Boards of both SeD Intelligent Home Inc. and SeD Home, is related to the owner of MacKenzie Development Company LLC. In November of 2017, MacKenzie Development Company LLC was replaced with Adams-Aumiller LLC.

MacKenzie Equity Partners, owned by a Charlie MacKenzie, a Director of the Company, has a consulting agreement with the Company since 2015. Per the terms of the agreement the Company must pay a monthly fee of $12,500 and a 2% management fee. In May 2017, the agreement was amended to increase the monthly fee to $20,000. The Company incurred expenses of $222,930 and $186,095 for the years ended December 31, 2017 and 2016, respectively, which were capitalized as part of Real Estate on the balance sheet as the services relate to property and project management. There were no amounts owed to this related party at December 31, 2017 or 2016.

On November 29, 2016 an affiliate of SeD Home entered into three $500,000 bonds for a total of $1.5 million that are to incur annual interest at eight percent and the principal shall be paid in full on November 29, 2019. SeD Home agreed to guarantee the payment obligations of these bonds. Further, at the maturity date, the bondholder has the right to propose to acquire a property built by SeD Home, and SeD will facilitate that transaction. The proposed acquisition purchase price would be at SeD Home's cost. If the cost price is more than $1.5 million, the proposed acquirer would pay the difference, and if the cost price is below $1.5 million, the affiliate of SeD would pay the difference in cash.

Conn Flanigan’s law firm was paid $40,000 in total fees by various subsidiaries of SeD Home for Mr. Flanigan’s legal services in 2015, $96,000 in 2016 and $110,334 in 2017.

LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

There are no material proceedings to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is presently no established public trading market for our shares of common stock. We do plan to reapply for quoting of our common stock on the OTC Bulletin Board. However, we can provide no assurance that our shares of common stock will be quoted on the Bulletin Board or, if traded, that a public market will materialize. In connection with the change of the Company’s name from Homeownusa to SeD Intelligent Home Inc., the Company’s symbol changed from HMUS to SEDH on December 13, 2017.

Holders

At June 1, 2018, the Company had 53 shareholders.

Securities authorized for issuance under equity compensation plans.

The Company does not have securities authorized for issuance under any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

On July 7, 2014 CloudBiz International Pte, Ltd invested $37,000 in the Company. For such investment, CloudBiz received an additional 74 million shares of the Company’s common stock pursuant to Regulation S. In October 2014, the Company issued 20,534 shares to 30 new accredited investors pursuant to Rule 506 of Regulation D for total proceeds of $2,053.

Pursuant to the Agreement, on December 29, 2017, we issued 630,000,000 shares of our Common Stock to SeD Home International, Inc., the sole shareholder of SeD Home, in exchange for all of the issued and outstanding shares of SeD Home. Such securities were not registered under the Securities Act of 1933 and were issued pursuant to the exemption under Section 4(2) of the Securities Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

The Company has authorized 1,000,000,000 shares of common stock, $0.001 par value per share, of which 74,043,324 shares were issued and outstanding prior to the Closing, and 704,043,324 are issued and outstanding following the Closing.

No shares of preferred stock have been authorized nor issued.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders.

 Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Rule 144 Restriction on Resale

Prior to transaction with SeD Home, we were considered a “shell company” within the meaning of rule 12b-2 under the Exchange Act, in that we had nominal operations and assets. Rule 144 promulgated under the Securities Act, which permits the resale of the shares of Common Stock, subject to various terms and conditions, is not available until one year has elapsed since the filing of this Form 8-K containing “Form 10 information” and only if we are current in meeting our SEC filing requirements. As a result, your ability to sell your shares may be limited.

Transfer Agent

Our stock transfer agent is Direct Transfer LLC. Their mailing address is 500 Perimeter Park Drive Suite D, Morrisville NC 27560, and their telephone number is (919) 744-2722.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide for the indemnification of our officers and directors but does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Section 78.300 of NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

Not Applicable

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, on December 29, 2017, we issued 630,000,000 shares of our Common Stock to SeD Home International, Inc., the sole shareholder of SeD Home. Such securities were not registered under the Securities Act of 1933 and were issued pursuant to the exemption under Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On December 29, 2017, Conn Flanigan resigned as the Chief Executive Officer of the Company. Mr. Flanigan shall continue to serve as the Secretary of the Company, and as a member of the Company’s Board of Directors.

Effective as of December 29, 2017, Fai H. Chan, a member of our Board of Directors, has been appointed as the Chairman of our Board of Directors and Co-Chief Executive Officer of our Company.

Effective as of December 29, 2017, Moe T. Chan has been appointed as Co-Chief Executive Officer of our Company, to serve along Mr. Fai H. Chan, and as a member of our Board of Directors. Moe T. Chan is the son of Fai H. Chan, the Chairman and Co-Chief Executive Officer of our Company.

Effective as of December 29, 2017, Alan W. L. Lui was appointed as Co-Chief Financial Officer of our Company, to serve along with Rongguo (Ronald) Wei, our current Chief Financial Officer.

Effective as of December 29, 2017, Charley MacKenzie was appointed as a member of our Board of Directors.

Biographical information for each of our officers and directors is set forth in Item 2.01, which is incorporated herein by reference.

Each of our officers and directors is presently compensated by Singapore eDevelopment, the corporate parent of the Company’s majority shareholder, at no cost to the Company, except for Mr. Wei and Mr. MacKenzie. The Company has not entered into any compensation arrangements with any of our officers and directors except for Mr. Wei, who is compensated by SeD Development Management, LLC, a subsidiary of SeD Home, and Mr. MacKenzie, who is compensated pursuant to a consulting agreement with SeD Development Management LLC. Information regarding the compensation arrangements for each of Mr. Wei and Mr. MacKenzie is set forth in Item 2.01, which is incorporated herein by reference.

 Item 5.06 Change in Shell Company Status.

A result of the transaction described in Item 1.01 and Item 2.01, the management of SeD Intelligent Home Inc. (the “Company”) has determined that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. Accordingly, we have provided the information that would be included in a Form 10 registration statement in Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Audited Financial Statements of SeD Home, Inc. for the fiscal years ended December 31, 2015 and December 31, 2016 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Unaudited Financial Statements of SeD Home, Inc. for the fiscal period ended September 30, 2017 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1
Acquisition Agreement and Plan of Merger dated December 29, 2017 by and among SeD Intelligent Home Inc., SeD Acquisition Corp., SeD Home International, Inc. and SeD Home, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

3.1
Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on October 20, 2010.

3.2	Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on October 20, 2010.
3.3
Amendment to the Company’s Articles of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 2, 2017.

3.4
Certificate of Incorporation of SeD Home, Inc., incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

3.5	Bylaws of SeD Home, Inc., incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.
10.1
Agreement of Limited Partnership of 150 CCM Black Oak, Ltd., dated as of March 20, 2014, by and between 150 Black Oak GP, Inc. and CCM Development USA Corporation, American Real Estate Investments, LLC and the Fogarty Family Trust II, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.2
Amendment of Agreement of Limited Partnership of 150 CCM Black Oak, Ltd., dated as of November 7, 2014, by and between 150 Black Oak GP, Inc. and CCM Development USA Corporation, American Real Estate Investments, LLC and the Fogarty Family Trust II, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.3
Amendment of Agreement of Limited Partnership of 150 CCM Black Oak, Ltd., by and between 150 Black Oak GP, Inc. and CCM Development USA Corporation, American Real Estate Investments, LLC and the Fogarty Family Trust II, incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.4
Amendment of Agreement of Limited Partnership of 150 CCM Black Oak, Ltd., dated as of September 26, 2014, by and between 150 Black Oak GP, Inc. and CCM Development USA Corporation, American Real Estate Investments, LLC and the Fogarty Family Trust II, incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.5
Form of Lot Purchase Agreement for Ballenger Run, entered into as of December 10, 2014, by and among SeD Maryland Development, LLC and NVR, Inc. d/b/a Ryan Homes, incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.6
Management Agreement, entered into as of July 15, 2015, by and between SeD Maryland Development, LLC and SeD Development Management, LLC, incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.7
Amended and Restated Limited Liability Company Agreement of SeD Maryland Development, LLC, dated as of September 16, 2015, by and between SeD Maryland Development, LLC and SeD Development Management, LLC, incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.

10.8	Consulting Services Agreement, dated as of May 1, 2017, between SeD Development Management LLC and MacKenzie Equity Partners LLC.
10.9
Project Development and Management Agreement for Ballenger Run PUD, dated as of February 25, 2015 by and between MacKenzie Development Company, LLC and Cavalier Development Group, LLC, incorporated herein by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2018.

10.10
Assignment and Assumption Agreement, dated as of September 15, 2017, by and between MacKenzie Development Company, LLC and Adams-Aumiller Properties, LLC, incorporated herein by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2018.

21	Subsidiaries of the Company, incorporated by reference to Exhibit 21 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2017.
99.1
SeD Home, Inc.’s audited financial statements for the years ended December 31, 2015 and December 31, 2016, incorporated herein by reference to Exhibit 99.1 to the Company’s Amended Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2018.

99.2
SeD Home, Inc.’s unaudited financial statements for the nine months ended September 30, 2017, incorporated herein by reference to Exhibit 99.2 to the Company’s Amended Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2018.

99.3
Pro Forma Financial Information, incorporated herein by reference to Exhibit 99.3 to the Company’s Amended Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeD Intelligent Home Inc.

Date: June 1, 2018	By:	/s/ Rongguo (Ronald) Wei
Name: Rongguo (Ronald) Wei
Title: Co-Chief Financial Officer